UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT

PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Popular, Inc.
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POPULAR®

EVENT DATE: MAY 13, 2014

Official notification of matters to be brought
to vote at the Annual Meeting of Stockholders

PROXY STATEMENT

Popular, Inc. 209 Muñoz Rivera Avenue San Juan, Puerto Rico 00918

Notice of 2014 Annual Meeting of Stockholders and Proxy Statement Tuesday, May 13, 2014 9:00 a.m. (local time) Centro Europa Building Third Floor 1492 Ponce de León Avenue San Juan, Puerto Rico

March 24, 2014

To the stockholders of Popular, Inc.:

NOTICE IS HEREBY GIVEN that the 2014 Annual Meeting of Stockholders (the “Meeting”) of Popular, Inc. (the “Corporation”) will be held at 9:00 a.m., local time, on May 13, 2014, on the third floor of the Centro Europa Building, 1492 Ponce de León Avenue, San Juan, Puerto Rico. At the meeting stockholders will consider and act upon the following matters:

(1)  To elect three directors assigned to “Class 3” of the Board of Directors of the Corporation for a three-year term and one director assigned to “Class 2” for a two-year term;

(2)  To approve an advisory vote of the Corporation’s executive compensation program;

(3)  To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Corporation for 2014; and

(4)  To consider such other business as may be properly brought before the Meeting or any adjournments thereof. At present, management knows of no other business to be brought before the Meeting.

Only stockholders of record at the close of business on March 14, 2014 are entitled to notice of and to vote at the Meeting.

We are again using the Internet as our primary means of furnishing proxy materials to most of our stockholders, in accordance with U.S. Securities and Exchange Commission rules. Rather than sending stockholders a paper copy of our proxy materials, we are sending them a Notice of Internet Availability of Proxy Materials that contains instructions for accessing the materials and voting via the Internet. We believe this method of distribution makes the proxy distribution process more efficient, less costly and reduces our impact on the environment. This Proxy Statement and our 2013 Annual Report are available at: www.popular.com and www.proxyvote.com. Stockholders may request a copy of the proxy materials in printed form by following the procedures set forth in the Notice of Internet Availability of Proxy Materials.

We encourage you to attend the Meeting, but even if you cannot attend, it is important that your shares are represented and voted. Whether or not you plan to attend, please vote as soon as possible so that the Corporation may be assured of the presence of a quorum at the Meeting. You may vote via the Internet, by telephone or, if you received a paper proxy card in the mail, by mailing the completed proxy card. The instructions on the Notice of Internet Availability of Proxy Materials or your proxy card describe how to use these convenient services.

In San Juan, Puerto Rico, on March 24, 2014.

By Order of the Board of Directors,

SAMUEL T. CÉSPEDES

Secretary

SUMMARY INFORMATION

This summary highlights information contained elsewhere in this Proxy Statement. You should read this summary together with the more detailed information that is contained in the rest of this Proxy Statement.

ANNUAL MEETING OF STOCKHOLDERS

† Date and Time:	May 13, 2014, at 9:00 a.m., local time.

† Place:	Centro Europa Building, Third Floor

1492 Ponce de León Ave.

San Juan, Puerto Rico

† Record Date:	March 14, 2014

† Voting:	Stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote.

† Attendance:	All stockholders may attend the meeting. Even if you plan to attend, please vote as soon as possible.

MEETING AGENDA AND VOTING RECOMMENDATIONS

Agenda Item	Board Recommendation
Election of three “Class 3” directors for a three-year term and one “Class 2” director for a two-year term	FOR EACH NOMINEE
Approval of an advisory vote of the Corporation’s executive compensation program	FOR
Ratification of the appointment of PricewaterhouseCoopers LLP as the Corporation’s registered public accounting firm for 2014	FOR
Consider such other business as may be properly brought before the meeting or any adjournments thereof

DIRECTOR NOMINEES

We are asking you to vote “FOR” all of the director nominees listed below. In 2013 each director attended at least 75% of the Board meetings and committee meetings on which he or she sits. The table below provides summary information about each director nominee.

Nominee	Age	Director Since	Term	Principal Occupation
María Luisa Ferré	50	2004	three-year	President and CEO Grupo Ferré Rangel
C. Kim Goodwin	54	2011	three-year	Private Investor
William J. Teuber Jr.	62	2004	three-year	Vice Chairman EMC Corporation
John W. Diercksen	64	2013	two-year	Principal Greycrest, LLC

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CORPORATE GOVERNANCE HIGHLIGHTS

•	8 of 9 directors and nominees are independent
•	Majority vote for directors
•	Independent Lead Director
•	Board oversight of risk management
•	Succession planning at all levels, including for Board and CEO
•	Director retirement at age 72
•	Annual Board and committee self-assessments
•	Executive sessions of non-management directors
•	Continuing director education
•	Executive and director stock ownership requirements. Stock that has been pledged does not count toward meeting such requirements
•	Margin lending using the Corporation’s common stock is prohibited

APPROVAL OF AN ADVISORY VOTE OF OUR EXECUTIVE COMPENSATION PROGRAM

We are requesting your advisory approval of the compensation of our Named Executive Officers (“NEOs”). Since the Corporation is participating in the United States Treasury Department’s Capital Purchase Program (“CPP”), we are required to obtain a separate nonbinding “say on pay” stockholder vote to approve the compensation of our executives. While this vote is advisory, and not binding on us, the Compensation Committee may take into account the outcome of the vote when considering future executive compensation arrangements. At our annual stockholders’ meeting held in April 2013, the vast majority of the Corporation’s voting stockholders (98.02% of shares voted) expressed support for our executive compensation policies and procedures.

Compensation Philosophy

Even while under the CPP restrictions, the philosophy underlying Popular’s compensation program is to provide its NEOs with pay that is linked to performance and aligned with the interests of our stockholders.

2013 Executive Compensation Program

Given the Corporation’s participation in the CPP, the mix of compensation and the level of permissible incentive compensation to NEOs is restricted. It is focused on salary and stock-based compensation. The following table summarizes the cash compensation and dollar value of long-term restricted stock grants received by our NEOs during 2013:

Name	Base Salary($)	Restricted Stock($)
Richard L. Carrión	1,400,000	700,000
Carlos J. Vázquez	636,523	306,000
Ignacio Alvarez	598,846	286,500
Eli S. Sepúlveda	420,000	210,000
Eduardo J. Negrón	385,000	192,500
Jorge A. Junquera	605,769	312,500

2013 Compensation Highlights

•	NEOs are not eligible to receive cash performance incentives until all amounts received under the CPP are repaid.

•	NEOs are only eligible for long-term restricted stock grants, upon consideration of company and individual performance, until all amounts received under the CPP are repaid.

•	Corporation must achieve a profitability requirement for the aforementioned stock awards to be transferable.

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•	Stock ownership goal is six times base pay for the CEO, and three times base pay for the other NEOs. Stock that has been pledged does not count toward meeting such requirements and margin lending using the Corporation’s common stock is prohibited.

•	NEOs are subject to a clawback policy with respect to incentive awards.

•	Independent compensation consultant retained by the Compensation Committee.

•	Compensation Committee oversight of risks associated with compensation policies and practices.

AUDITORS

As a matter of good corporate governance, we are asking you to ratify the appointment by the Audit Committee of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2014. If the stockholders do not ratify the appointment, the Audit Committee will reconsider whether or not to appoint PricewaterhouseCoopers LLP but may nonetheless appoint such independent registered public accounting firm. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such change would be in the best interest of the Corporation and its stockholders.

The following table summarizes the fees billed by PricewaterhouseCoopers LLP to us for 2013 and 2012:

	December 31, 2013	December 31, 2012
Audit Fees	$5,533,721	$4,987,207
Audit-Related Fees (a)	889,497	781,660
Tax Fees (b)	25,000	40,000
All Other Fees (c)	10,800	20,000

	$6,459,018	$5,828,867

(a)  Includes fees for assurance services such as audits of pension plans, compliance-related audits, accounting consultations and Statement on Standards for Attestation Engagements No. 16 reports.

(b)  Includes fees associated with tax return preparation and tax consulting services.

(c)  Includes software licensing fees.

2015 ANNUAL MEETING

•	Deadline for stockholder proposals for inclusion in the Corporation’s proxy statement:	November 24, 2014

•	Period for submitting stockholder proposals and nominations for directors to be considered at the 2015 annual meeting:	November 14, 2014 – February 12, 2015

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GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Popular, Inc. (the “Corporation”) for use at the 2014 Annual Meeting of Stockholders of the Corporation (the “Meeting”) to be held on May 13, 2014, beginning at 9:00 a.m., local time, on the third floor of the Centro Europa Building, 1492 Ponce de León Avenue, San Juan, Puerto Rico, and at any postponements or adjournments thereof.

This year we will continue using the Internet as our primary means of furnishing our proxy materials to most of our stockholders. Rather than sending those stockholders a paper copy of our proxy materials, we are sending them a Notice of Internet Availability of Proxy Materials that contains instructions for accessing the materials and voting via the Internet and by phone. The notice also contains information on how to request a paper copy of the proxy materials by mail. We believe this method of distribution makes the proxy distribution process more efficient, less costly and reduces our impact on the environment.

The Notice of Internet Availability of Proxy Materials, as well as any Proxy Statement and proxy card, were first sent to stockholders on or about March 24, 2014.

ABOUT THE MEETING

What information is contained in this Proxy Statement?

The information in this Proxy Statement relates to the matters to be acted upon at the Meeting, the voting process, the Board of Directors of the Corporation (the “Board”), Board committees, the compensation of directors and executive officers and other required information.

What is the purpose of the Meeting?

At the Meeting, stockholders will act upon the matters outlined in the accompanying Notice of Meeting, including:

•	the election of three “Class 3” directors for a three-year term and one “Class 2” director for a two-year term;

•	the approval of an advisory vote of the Corporation’s executive compensation program;

•	the ratification of the appointment of the Corporation’s independent registered public accounting firm for 2014; and

•	to consider such other business as may be properly brought before the Meeting or any adjournments thereof.

In addition, management will report on the affairs of the Corporation.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of the proxy materials?

Pursuant to rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), the Corporation has elected to provide access to its proxy materials over the Internet. Accordingly, the Corporation is sending a Notice of Internet Availability of Proxy Materials to most of our stockholders. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability of Proxy Materials or request to receive a paper copy of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the Notice of Internet Availability of Proxy Materials. The Corporation encourages you to take advantage of the availability of the proxy materials on the Internet in order to help reduce the costs and environmental impact of the Meeting.

Why didn’t I receive a notice in the mail regarding Internet availability of proxy materials?

We are providing some of our stockholders, including stockholders who have previously asked to receive paper copies of the proxy materials, with paper copies of the proxy materials instead of a Notice of Internet

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General Information

Availability of Proxy Materials. In addition, we are providing Notice of Availability of the Proxy Materials by e-mail to some stockholders, including those stockholders who have previously elected delivery of the proxy materials electronically. Those stockholders should have received an e-mail containing a link to the website where those materials are available and a link to the proxy voting website.

What is included in the proxy materials?

The proxy materials include this Proxy Statement and the Corporation’s Annual Report on Form 10-K with the audited financial statements for the year ended December 31, 2013, duly certified by PricewaterhouseCoopers LLP, as independent registered public accounting firm. The proxy materials also include the Notice of Annual Meeting of Stockholders. If you receive or request that paper copies of these materials be sent to you by mail, these materials will also include a proxy card.

How many votes do I have?

You will have one vote for every share of the Corporation’s common stock, par value $0.01 per share (“Common Stock”) you owned as of the close of business on March 14, 2014, the record date for the Meeting (the “Record Date”).

How many votes can all stockholders cast?

Stockholders may cast one vote for each of the Corporation’s 103,447,748 shares of Common Stock that were outstanding on the Record Date. The shares covered by any proxy that is properly executed and received before 11:59 p.m., Eastern Time, the day before the Meeting will be voted. Shares may also be voted in person at the Meeting. Shares held under the Popular, Inc. Puerto Rico Savings and Investment Plan and the Popular, Inc. USA 401(k) Savings and Investment Plan may be voted by proxy properly executed and received before 11:59 p.m., Eastern Time, on May 9, 2014.

How many votes must be present to hold the Meeting?

A majority of the votes that can be cast must be present either in person or by proxy to hold the Meeting. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the Meeting for purposes of determining whether the majority of the votes that can be cast are present. A broker non-vote occurs when a broker or other nominee does not have discretionary authority to vote on a particular matter. Votes cast by proxy or in person at the Meeting will be counted by Broadridge Financial Solutions, Inc., an independent third party. We urge you to vote by proxy even if you plan to attend the Meeting, so that we know as soon as possible that enough votes will be present for us to hold the Meeting.

What vote is required and how are abstentions and broker non-votes treated?

To be elected, director nominees must receive a majority of the votes cast (the number of shares voted “FOR” a director nominee must exceed the number of votes cast “AGAINST” that nominee). For additional information relating to the election of directors, see “Proposal 1: Election of Directors.” Broker non-votes and abstentions will not be counted as either a vote cast for or a vote cast against the nominee and, therefore, will have no effect on the results for the election of directors.

For the advisory vote related to executive compensation, the ratification of the appointment of our independent registered public accounting firm and any other item voted upon at the Meeting, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on such item will be required for approval. Abstentions will have the same effect as a negative vote and broker non-votes will not be counted in determining the number of shares necessary for approval.

Can I vote if I participate in one of the Corporation’s employee stock plans?

Yes. Your vote will serve to instruct the trustees or independent fiduciaries how to vote your shares in the Popular, Inc. Puerto Rico Savings and Investment Plan and the Popular, Inc. USA 401(k) Savings and Investment Plan.

Popular, Inc. 2014 Proxy Statement    5

General Information

How does the Board recommend that I vote?

The Board recommends that you vote as follows:

•	“FOR” each nominee to the Board;

•	“FOR” the advisory vote related to executive compensation; and

•	“FOR” the ratification of the appointment of the Corporation’s independent registered public accounting firm for the year 2014.

How do I vote?

You can vote either in person at the Meeting or by proxy.

To vote by proxy, you must either

•	vote over the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials or proxy card;

•	vote by telephone by calling the toll-free number found on your proxy card; or

•	vote by mail if you receive or request paper copies of the proxy materials, by filling out the proxy card and sending it back in the envelope provided. To avoid delays in ballot taking and counting, and in order to ensure that your proxy is voted in accordance with your wishes, compliance with the following instructions is respectfully requested: when signing a proxy as attorney, executor, administrator, trustee, guardian, authorized officer of a corporation, or on behalf of a minor, please give full title. If shares are registered in the name of more than one record holder, all record holders must sign.

If you want to vote in person at the Meeting, and you hold your Common Stock through a securities broker or nominee (i.e., in street name), you must obtain a proxy from your broker or nominee and bring that proxy to the Meeting.

Who will bear the cost of soliciting proxies for the Meeting?

The cost of soliciting proxies for the Meeting will be borne by the Corporation. In addition to solicitation by mail, proxies may be solicited personally, by telephone or otherwise. The Board has engaged the firm of Georgeson Inc. to aid in the solicitation of proxies. The cost is estimated at $8,000, plus reimbursement of reasonable out-of-pocket expenses. Directors, officers and employees of the Corporation may also solicit proxies but will not receive any additional compensation for their services. Proxies and proxy material will also be distributed at the expense of the Corporation by brokers, nominees, custodians and other similar parties.

Can I change my vote?

Yes, you may change your vote at any time before the Meeting. To do so, you may cast a new vote by telephone or over the Internet, send in a new proxy card with a later date, or send a written notice of revocation to the President or Secretary of Popular, Inc. (751), P.O. Box 362708, San Juan, Puerto Rico 00936-2708, delivered before the proxy is exercised. If you attend the Meeting and want to vote in person, you may request that your previously submitted proxy not be used.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple Notices of Internet Availability of Proxy Materials or multiple proxy cards. For example, if you hold your shares in more than one brokerage account, you may receive separate Notices of Internet Availability or proxy cards for each brokerage account in which you hold shares. You should exercise your vote in connection with each set of voting materials as they represent different shares.

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General Information

Could other matters be decided at the Meeting?

The Board does not intend to present any matters at the Meeting other than those described in the Notice of Meeting. However, if any new matter requiring the vote of the stockholders is properly presented before the Meeting, proxies may be voted with respect thereto in accordance with the best judgment of proxy holders, under the discretionary power granted by stockholders to their proxies in connection with general matters. The Board at this time knows of no other matters which may come before the Meeting and the Chairman of the Meeting will declare out of order and disregard any matter not properly presented.

What happens if the Meeting is postponed or adjourned?

Your proxy will still be valid and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.

Electronic Delivery of Annual Meeting Materials

You will help the Corporation protect the environment and save postage and printing expenses in future years by consenting to receive the annual report and proxy materials via the Internet. You may sign up for this service after voting on the Internet at www.proxyvote.com. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials electronically will remain in effect until you terminate it.

Popular, Inc. 2014 Proxy Statement    7

PRINCIPAL STOCKHOLDERS

The following table presents certain information as of February 14, 2014 with respect to any person, including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), who is known by the Corporation to beneficially own more than five percent (5%) of the outstanding Common Stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Paulson & Co. Inc. (2) 1251 Avenue of the Americas New York, NY 10020	8,845,448	8.56%
The Vanguard Group (3) 100 Vanguard Blvd. Malvern, PA 19355	6,077,801	5.88%
Valinor Management, LLC (4) David Gallo Valinor Capital Partners Offshore Master Fund, L.P. 510 Madison Avenue, 25th Floor New York, NY 10022	5,681,686	5.50%

(1)  For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the 1934 Act.

(2)  Based solely on information contained in a Schedule 13G filed with the SEC on February 14, 2014 by Paulson & Co. Inc. (“Paulson”) reflecting its Common Stock holdings as of December 31, 2013. According to this statement, Paulson, in its capacity as investment advisor, has sole power to vote or direct the vote and to dispose or direct the disposition of 8,845,448 shares of Common Stock owned by Paulson’s advisory clients. Paulson disclaims beneficial ownership of such shares.

(3)  Based solely on information contained in a Schedule 13G/A filed with the SEC on February 11, 2014 by The Vanguard Group reflecting its Common Stock holdings as of December 31, 2013.

(4)  Based solely on information contained in a Schedule 13G/A filed with the SEC on February 14, 2014 by Valinor Management, LLC (“Valinor”), David Gallo (“Gallo”) and Valinor Capital Partners Offshore Master Fund, L.P. (“Valinor Capital”) reflecting their Common Stock holdings as of December 31, 2013. According to this statement, Valinor and Gallo claim shared power to vote or direct the vote and to dispose or direct the disposition of 5,681,686 shares of Common Stock and Valinor Capital claims shared power to vote or direct the vote and to dispose or direct the disposition of 3,758,291 shares of Common Stock. Each of Valinor and Gallo disclaim beneficial ownership of the 5,681,686 shares of Common Stock reported, except to the extent of its pecuniary interest therein.

SHARES BENEFICIALLY OWNED BY DIRECTORS AND EXECUTIVE OFFICERS OF THE CORPORATION

The following table sets forth the beneficial ownership of the Corporation’s Common Stock and preferred stock as of March 1, 2014, for each director and nominee for director and each Named Executive Officer, defined as the executive officers and the former chief financial officer listed in the Summary Compensation Table included in the “Compensation Discussion and Analysis” section of this Proxy Statement, and by all directors, Named Executive Officers, executive officers, the Corporate Secretary and the Principal Accounting Officer and Comptroller as a group.

Common Stock

Name	Amount and Nature of Beneficial Ownership(1)		Percent of Class(2)
Joaquín E. Bacardí, III	17,362		*
Alejandro M. Ballester	18,688	(3)	*

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Principal Stockholders

Name	Amount and Nature of Beneficial Ownership(1)		Percent of Class(2)
Richard L. Carrión	331,696	(4)	*
John W. Diercksen	1,807		*
María Luisa Ferré	672,472	(5)	*
David E. Goel	468,574	(6)	*
C. Kim Goodwin	24,611		*
William J. Teuber Jr.	39,168		*
Carlos A. Unanue	110,605	(7)	*
Ignacio Alvarez	58,710	(8)	*
Eduardo J. Negrón	39,776		*
Jorge A. Junquera (Chief Financial Officer until March 15, 2013)	124,560		*
Eli S. Sepúlveda	35,731		*
Carlos J. Vázquez	93,568	(9)	*
All directors, Named Executive Officers, executive officers, the Corporate Secretary and the Principal Accounting Officer and Comptroller as a group (21 persons as a group)	2,258,994		2.18%

Preferred Stock

Name	Title of Security	Amount and Nature of Beneficial Ownership(1)		Percent of Class(2)
María Luisa Ferré	8.25% Preferred Stock	4,175	(10)	*
All directors, Named Executive Officers, executive officers, the Corporate Secretary and the Principal Accounting Officer and Comptroller as a group (21 persons as a group)	8.25% Preferred Stock	4,175		*

(1)  For purposes of the table above, “beneficial ownership” is determined in accordance with Rule 13d-3 under the 1934 Act, pursuant to which a person or group of persons is deemed to have “beneficial ownership” of a security if that person has the right to acquire beneficial ownership of such security within 60 days. Therefore, it includes the number of shares of Common Stock that could be purchased by exercising stock options that were exercisable as of March 1, 2014 or within 60 days after that date, as follows: Ms. Ferré, 127; Mr. Negrón, 1,176, Mr. Sepúlveda, 1,175; and Mr. Vázquez, 6,718, which represent 14,572 shares for all directors, Named Executive Officers, executive officers, the Corporate Secretary and the Principal Accounting Officer and Comptroller as a group. Also, it includes shares granted under the Corporation’s 2004 Omnibus Incentive Plan and the Senior Executive Long-Term Incentive Plan, subject to transferability restrictions and/or forfeiture upon failure to meet vesting conditions, as follows: Mr. Bacardí, 2,862; Mr. Ballester, 11,620; Mr. Carrión, 138,669; Mr. Diercksen, 1,807; Ms. Ferré, 21,061; Mr. Goel, 2,398; Ms. Goodwin, 14,610; Mr. Teuber, 28,940; Mr. Unanue, 17,514; Mr. Alvarez, 42,173; Mr. Negrón, 35,080; Mr. Junquera, 68,852; Mr. Sepúlveda, 32,407; and Mr. Vázquez, 56,439, which represent 616,929 shares for all directors, Named Executive Officers, executive officers, the Corporate Secretary, and the Principal Accounting Officer and Comptroller as a group. As of March 1, 2014 there were 103,428,247 shares of Common Stock outstanding and 1,120,665 shares of 8.25% Non-Cumulative Monthly Income Preferred Stock, Series B, outstanding.

(2)  “*” indicates ownership of less than 1% of the outstanding shares of Common Stock or 8.25% Non-Cumulative Monthly Income Preferred Stock, Series B, outstanding.

(3)  Includes 1,205 shares owned by Mr. Ballester’s children.

(4)  Mr. Carrión owns 230,271 shares and also has indirect investment power over 23 shares owned by his youngest son and 3,408 shares owned by his wife. Mr. Carrión has 14,427 shares pledged as collateral. Mr. Carrión has a 16.58% ownership

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Principal Stockholders

interest in Junior Investment Corporation, which owns 591,038 shares, of which 97,994 are included in the table as part of Mr. Carrión’s holdings. Junior Investment Corporation has 463,379 shares pledged as collateral.

(5)  Ms. Ferré has direct or indirect investment and voting power over 672,300 shares. Ms. Ferré owns 21,760 shares and has indirect investment and voting power over 308,108 shares owned by FRG, Inc., 43,740 shares owned by The Luis A. Ferré Foundation, 297 shares owned by RANFE, Inc., and 296,165 shares owned by GFR Media LLC (formerly El Día, Inc.). Ms. Ferré’s husband owns 2,230 shares.

(6)  Mr. Goel is the Managing General Partner for Matrix Capital Management Company, LLC, which has sole discretionary investment and voting power over 466,176 shares of Common Stock.

(7)  Includes 75,731 shares held by Mr. Unanue’s mother, over which Mr. Unanue disclaims beneficial ownership. Mr. Unanue has an 8.33% interest in Island Can Corporation, of which he is General Manager, and which owns 64,000 shares, of which 5,331 are included in the table as part of Mr. Unanue’s holdings and over which he disclaims beneficial ownership.

(8)  Includes 13,508 shares as to which Mr. Alvarez has a 50% undivided interest pending liquidation of the estate of his deceased spouse.

(9)  Includes 18,760 shares held by various family members, over which Mr. Vázquez has investment authority.

(10)  Reflects shares owned by Ms. Ferré’s husband.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the 1934 Act requires the Corporation’s directors and executive officers to file with the SEC reports of ownership and changes in ownership of Common Stock. Officers and directors are required by SEC regulations to furnish the Corporation with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such reports furnished to the Corporation or written representations that no other reports were required, the Corporation believes that, with respect to 2013, all filing requirements applicable to its officers and directors were satisfied, except for one report by Mr. Jorge J. García, Comptroller and Principal Accounting Officer, which was filed late.

PROPOSAL 1:  ELECTION OF DIRECTORS

The Certificate of Incorporation and the Amended and Restated By-Laws of the Corporation establish a classified Board pursuant to which the Board is divided into three classes as nearly equal in number as possible, with each class having at least three members and with the term of office of one class expiring each year. At the Meeting, three directors assigned to “Class 3” will be elected to serve until the 2017 annual meeting of stockholders or until their respective successors are duly elected and qualified. In addition, one director assigned to “Class 2” will be elected to serve until the 2016 annual meeting of stockholders or until his successor is duly elected and qualified. The remaining five directors of the Corporation will continue to serve as directors, as follows: until the 2015 annual meeting of stockholders of the Corporation, in the case of the three directors assigned to “Class 1,” and until the 2016 annual meeting of stockholders, in the case of the two directors assigned to “Class 2,” or in each case until their successors are duly elected and qualified.

The persons named as proxies have advised the Corporation that, unless otherwise instructed, they intend to vote at the Meeting the shares covered by the proxies “FOR” the election of the four nominees, and that if any one or more of such nominees should become unavailable for election they intend to vote such shares “FOR” the election of such substitute nominees as the Board may propose. The Corporation has no knowledge that any nominee will become unavailable for election. The Board recommends a vote “FOR” each nominee to the Board.

The Corporation’s Amended and Restated By-Laws require that each director receive a majority of the votes cast with respect to such director in uncontested elections (the number of shares voted “FOR” a director nominee must exceed the number of votes cast “AGAINST” that nominee). All nominees are currently serving on the Board. If stockholders do not elect a nominee who is serving as a director, Puerto Rico corporation law provides that the director continues to serve on the Board as a “holdover director.” Under the Corporation’s

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Proposal 1: Election of Directors

Amended and Restated By-Laws and Corporate Governance Guidelines, an incumbent director who is not elected by a majority of the votes cast must tender his or her resignation to the Board. In that situation, the Corporation’s Corporate Governance and Nominating Committee would make a recommendation to the Board about whether to accept or reject the resignation, or whether to take other action. The Board would act on the Corporate Governance and Nominating Committee’s recommendation and publicly disclose its decision.

The Board met 13 times during 2013. All directors attended 75% or more meetings of the Board and the meetings of committees of the Board on which such directors served. While the Corporation has not adopted a formal policy with respect to directors’ attendance at the meetings of stockholders, the Corporation encourages directors to attend all meetings. All current directors who were directors at the time attended the 2013 annual meeting of stockholders. All of the Corporation’s directors are expected to attend the Meeting.

Information relating to participation in the Corporation’s committees, principal occupation, business experience during the past five years (including positions held with the Corporation or its subsidiaries, age and the period during which each director has served in such capacity), directorships and qualifications with respect to each director is set forth below. All of the Corporation’s current directors have been directors of the following subsidiaries of the Corporation since the date in which they became directors of the Corporation, except for Mr. Carrión, Mr. Teuber and Ms. Ferré who have been directors of these entities since January 2007: Banco Popular de Puerto Rico (the “Bank”), Popular North America, Inc. and Banco Popular North America.

NOMINEES FOR ELECTION AS DIRECTORS AND OTHER DIRECTORS

Nominees for Election – Class 3 Directors

(terms expiring 2017)

Name and Age	Principal Occupation, Business Experience, Directorships and Qualifications
María Luisa Ferré Age 50 Board Member since 2004

President and CEO of Grupo Ferré Rangel since 1999 and of FRG, Inc. since 2001, the holding company for GFR Media, LLC (formerly El Día, Inc.), entity that publishes El Nuevo Día, Primera Hora and Indice, Puerto Rico newspapers. Member of the Board of Directors of GFR Media, LLC since 2003 and Chairwoman since 2006. Publisher of El Nuevo Día and Primera Hora since 2006 and Indice since 2012. President and Trustee of the Luis A. Ferré Foundation since 2003. Trustee and Vice President of the Ferré Rangel Foundation since 1999.

Ms. Ferré is the President and CEO of Grupo Ferré Rangel, a privately owned business and the largest communications and media group in Puerto Rico with consolidated assets of approximately $429 million and annual net revenues of approximately $232 million as of December 31, 2013. Grupo Ferré Rangel also has a real estate division in Puerto Rico and the mainland United States and a distribution company. She holds positions as director and officer of numerous entities related to the Grupo Ferré Rangel and is the Publisher and Chairwoman of the Board of Directors of the entity that publishes Puerto Rico’s most widely read and influential newspaper. As a result of these experiences, Ms. Ferré thoroughly understands the Corporation’s main market and has developed management and oversight skills that allow her to make significant contributions to the Board. She also provides thoughtful insight regarding the communication needs of the Corporation. She serves as director and trustee of philanthropic and charitable organizations related to fine arts and education.

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Proposal 1: Election of Directors

Name and Age	Principal Occupation, Business Experience, Directorships and Qualifications
C. Kim Goodwin Age 54 Board Member since 2011

Private investor since 2008. Managing Director and Head of Equities (Global), Asset Management Division of Credit Suisse Group, a major financial services company, from September 2006 to July 2008. Former Director of CheckFree Corporation, a provider of information management and electronic commerce solutions acquired by Fiserv, Inc. in 2007. Director of Akamai Technologies, Inc., a technology and Internet corporation with more than $1.5 billion in annual revenues as of December 31, 2013, from October 2008 to May 2013, and prior to that from January 2004 to November 2006. Trustee-Director of various equity funds within the Allianz Global Investors family of funds, since 2010.

Ms. Goodwin’s experience as a senior investment officer at several global financial services firms provides the Board with valuable insight into the perspective of institutional investors. Her analytical skills and understanding of global financial markets are also valuable assets for a financial services firm such as the Corporation. Ms. Goodwin also provides the Corporation with valuable insight in the area of the use of technology by financial firms.

William J. Teuber Jr. Age 62 Board Member since 2004

Vice Chairman of EMC Corporation since 2006, Executive Vice President since 2001 and Chief Financial Officer from 1997 to 2006. Trustee of the College of the Holy Cross since September 2009. Director of Inovalon, Inc., a privately held provider of data drive healthcare solutions and of Pivotal Software, Inc, a subsidiary of EMC, since April 2013.

Mr. Teuber has significant financial and financial reporting expertise, which he acquired as a Partner in Coopers & Lybrand LLP from 1988 to 1995 and then as Chief Financial Officer of EMC Corporation from 1996 to 2006. EMC is a world leader in information infrastructure technology and solutions with $23.2 billion in revenues during the year ended December 31, 2013. At EMC he demonstrated vast management and leadership skills as he led EMC’s worldwide finance operation and was responsible for all of its financial reporting, balance sheet management, foreign exchange, audit, tax and investor relations function. Currently Mr. Teuber assists the Chairman, President and Chief Executive Officer of EMC in the day-to-day management of EMC. Mr. Teuber’s experience with a multinational company provides the Board with a unique global perspective.

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Proposal 1: Election of Directors

Nominee for Election – Class 2 Director (term expiring 2016)
Name and Age	Principal Occupation, Business Experience, Directorships and Qualifications
John W. Diercksen Age 64 Board Member since 2013

Principal of Greycrest, LLC, a privately held financial and operational advisory services company, since October 2013. Executive Vice President of Verizon Communications, Inc. from January 2013 to September 2013. Executive Vice President – Strategy, Development and Planning of Verizon Communications, Inc. from June 2003 to December 2012. Director of Harman International Industries, Incorporated, an audio and infotainment equipment company, since June 2013 and of Intelsat, S.A., a communications satellite services provider, since September 2013.

Mr. Diercksen has 27 years of experience in the communications industry. During his tenure at Verizon, a global leader in delivering consumer, enterprise wireless and wire line services, as well as other communication services, Mr. Diercksen was responsible for key strategic initiatives related to the review and assessment of potential mergers, acquisitions and divestitures and was instrumental in forging Verizon’s strategy of technology investment and repositioning its assets. He possesses a vast experience in matters related to corporate strategy, mergers, acquisitions and divestitures, business development, venture investments, strategic alliances, joint ventures and strategic planning. Mr. Diercksen’s extensive senior leadership experience, together with his financial and accounting expertise, position him well to advise the Board and senior management on a wide range of strategic and financial matters.

Class 1 Directors (terms expiring 2015)
Alejandro M. Ballester Age 47 Board Member since 2010

President of Ballester Hermanos, Inc., a major food and beverage distributor in Puerto Rico, since 2007 and Senior Vice President from 2005 to 2007. Member of the Board of Directors of Government Development Bank for Puerto Rico and two of its affiliates during 2009.

Mr. Ballester has a comprehensive understanding of Puerto Rico’s consumer products and distribution industries acquired through over 23 years of experience at Ballester Hermanos, Inc., a privately owned business dedicated to the importation and distribution of grocery products, as well as beer, liquors and wine for the retail and food service trade in Puerto Rico. As of December 31, 2013, Ballester Hermanos had approximately $95 million in assets and annual revenues of approximately $270 million. Mr. Ballester is familiar with the challenges faced by family businesses, which constitute an important market segment for the Corporation’s commercial banking units. He has proven to be a successful entrepreneur establishing the food service division of Ballester Hermanos in 1999, which today accounts for 35% of the firm’s revenues. As a director of Government Development Bank for Puerto Rico and member of its audit and investment committees, Mr. Ballester obtained experience in overseeing a variety of fiscal issues related to various government agencies, instrumentalities and municipalities. The experience, skills and understanding of the Puerto Rico economy and government financial condition acquired by Mr. Ballester have been of great value to the Board.

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Proposal 1: Election of Directors

Name and Age	Principal Occupation, Business Experience, Directorships and Qualifications
Richard L. Carrión Age 61 Board Member since 1991

Chairman of the Board since 1993. CEO of the Corporation since 1994 and President from 1991 to January 2009 and from May 2010 to present. Chairman of the Bank since 1993 and CEO since 1989. President of the Bank from 1985 to 2004 and from May 2010 to present. Chairman and CEO of Popular North America, Inc. and other direct and indirect wholly-owned subsidiaries of the Corporation. Director of the Federal Reserve Bank of New York since January 2008. Chairman of the Board of Trustees of Fundación Banco Popular, Inc. since 1982. Chairman and Director of Banco Popular Foundation, Inc. since 2005. Member of the Board of Directors of Verizon Communications, Inc. since 1995. Member of the Executive Board of the International Olympic Committee from 2004 to 2012 and Chairman of the International Olympic Committee Finance Commission from 2002 to 2013.

Mr. Carrión’s 38 years of banking experience, 29 at the head of the Corporation, Puerto Rico’s largest financial institution, have given him a unique level of knowledge of the Puerto Rico financial system. Mr. Carrión is a well recognized leader with a vast knowledge of the Puerto Rico economy, and is actively involved in major efforts impacting the local economy. His knowledge of the financial industry has led him to become a director of the Federal Reserve Bank of New York.

Carlos A. Unanue Age 50 Board Member since 2010

President of Goya de Puerto Rico, Inc. since 2003 and of Goya Santo Domingo, S.A. since 1994, food processors and distributors.

Mr. Unanue has 27 years of experience at Goya Foods, Inc., a privately held family business with operations in the United States, Puerto Rico, Spain and the Dominican Republic that is dedicated to the sale, marketing and distribution of Hispanic foodstuff, as well as to the food processing and canned foodstuff manufacturing business. Through his work with Goya Foods, Mr. Unanue has developed a profound understanding of the Corporation’s two main markets, Puerto Rico and the United States. His experience in distribution, sales and marketing has provided him with the knowledge and experience to contribute to the development of the Corporation’s business strategy, while his vast experience in management at various Goya entities has allowed him to make valuable contributions to the Board in its oversight functions.

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Proposal 1: Election of Directors

Class 2 Directors (terms expiring 2016)
Name and Age	Principal Occupation, Business Experience, Directorships and Qualifications
Joaquín E. Bacardí, III Age 48 Board Member since 2013

President and Chief Executive Officer of Bacardi Corporation, a major producer and distributor of rum and other spirits, since April 2008. Senior Global Brand Director-Whisky of Bacardi Global Brands from April 1998 to April 2008. Director of MIDA, Puerto Rico Consumer Goods Industry Association, since 2008 and of the Museo de Arte de Puerto Rico since 2009.

Mr. Bacardí has extensive experience in the development and implementation of international marketing, sales and distribution strategies acquired throughout more than 21 years at various Bacardi companies and 3 years as Product Manager of Nestlé of Puerto Rico. As President and Chief Executive Officer of Bacardi Corporation, Mr. Bacardí directs and manages all business operations and government relations for Bacardi in the Caribbean. He has been responsible for increasing earnings from operations by 67% over a four year period. Bacardi Corporation is a privately-held business with approximately $272 million in assets and annual revenues of approximately $121 million during 2013. Prior to becoming President and Chief Executive Officer of Bacardi Corporation, Mr. Bacardí held positions and various Bacardi enterprises where, among other things, he was responsible for the development of all global communication strategies for Bacardi Limited’s whisky portfolio, with total sales of approximately $400 million, and supervision of marketing for all Bacardi brands globally. Mr. Bacardí’s vast experience in business operations in Puerto Rico and across various global markets, as well as his expertise in global communications strategies, have been of great benefit to the Board.

David E. Goel Age 44 Board Member since 2012

Co-founder and Managing General Partner of Matrix Capital Management Company, LLC since 1999. Technology Analyst at Tiger Management L.L.C., an investment fund, from 1996 to 1999. Associate at General Atlantic Partners from 1995 to 1996. Technology Financial Analyst at Morgan Stanley & Co. from 1993 to 1995. Member of the Board of Directors of Univision Communications, a privately held media company, since January 2014. Trustee of Philips Exeter Academy since 2013, of the Museum of Fine Arts, Boston since 2010 and of The Meadowbrook School of Weston, MA since 2009.

During his 21-year career as a fundamentals-focused value investor, Mr. Goel has developed a comprehensive understanding of corporate finance, venture capital, and public investing. Having founded Matrix Capital Management in 1999, Mr. Goel has built a 15-year investment track record. Through sound and responsible investing for the Matrix Fund, he gained valuable insight into global financial markets and corporate best practices. His experience in the investment management industry allows him insight into the needs of the financial services business, providing extensive knowledge of risk management and corporate governance to his role on our Board. Mr. Goel’s service as a fund manager, trustee, and board member of other organizations provides him with a unique expertise and global perspective to assist the Board with its oversight of the Corporation.

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Proposal 1: Election of Directors

MEMBERSHIP IN BOARD COMMITTEES

	Name	Audit	Compensation	Corp. Gov. & Nominating	Risk

Class 1	Alejandro M. Ballester	■		▲
Richard L. Carrión
	Carlos A. Unanue	■	■

Class 2	Joaquín E. Bacardí, III			■	■
	John W. Diercksen	❒			■
	David E. Goel		■		■

Class 3	María Luisa Ferré		▲	■
	C. Kim Goodwin	❒			▲
	William J. Teuber Jr.	▲ ❒	■	■	■

■ Member	▲ Chairman	❒ Financial Expert

COMPENSATION OF DIRECTORS

Under the terms of the compensation package for non-employee directors of the Corporation in effect since July 2004, each non-employee director receives an annual retainer of $20,000, while directors that are elected as chairmen of any Board committee receive an additional $5,000 annual retainer. The retainer may be paid in either cash or restricted stock under the Corporation’s 2004 Omnibus Incentive Plan, at the director’s election. The directors also receive an annual grant of $35,000 payable in the form of restricted stock under the 2004 Omnibus Incentive Plan. These payments represent compensation for the twelve-month period commencing on the date of the annual meeting of stockholders.

In addition, non-employee directors receive $1,000 for each Board or committee meeting attended and the lead director receives an annual $10,000 grant, all payable in either cash or restricted stock under the Corporation’s 2004 Omnibus Incentive Plan at the director’s election. All restricted stock awards are subject to risk of forfeiture and restrictions on transferability until retirement of the director, when the awards become vested. Any dividends paid on the restricted stock during the vesting period are reinvested in shares of Common Stock. During 2013 all members of the Board, except Messrs. Ballester and Goel, elected to receive the annual retainer and meeting fees in restricted stock instead of cash. Separate fees are paid for Board and committee meetings when they occur on the same day.

The Corporate Governance and Nominating Committee has primary responsibility for recommending director compensation levels, subject to approval by the full Board. The role of executive officers in this process is limited to assisting the Corporate Governance and Nominating Committee in gathering information regarding peer institutions. In December 2013, the Corporate Governance and Nominating Committee engaged Meridian Compensation Partners, LLC, a compensation consultant, to perform an analysis of the Corporation’s outside director compensation. Compensation was compared to 17 peer banks, all publicly traded companies similar in asset size to the Corporation. The outside consultant concluded that average director compensation was below market, however, the Board decided to defer the revision of outside director compensation until such time as the Corporation’s obligations under the Capital Purchase Program of the United States Treasury’s Troubled Asset Relief Program (“TARP”) are repaid.

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Proposal 1: Election of Directors

The Corporation reimburses directors for travel expenses incurred in connection with attending Board, committee and stockholder meetings, participation in continuing director education programs and for other Corporation-related business expenses (including the travel expenses of spouses if they are specifically invited to attend the event for appropriate business purposes). The following table provides compensation information for the Corporation’s non-employee directors during 2013.

2013 NON-EMPLOYEE DIRECTOR SUMMARY COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)(a)	Stock Awards ($)(b)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Alejandro M. Ballester	$78,000	$35,000	—	—	—	—	$113,000
Joaquín E. Bacardí, III	40,333	23,333	—	—	—	—	63,666
John W. Diercksen	23,000	8,750	—	—	—	—	31,750
María Luisa Ferré	64,000	35,000	—	—	—	—	99,000
David E. Goel	56,000	35,000	—	—	—	—	91,000
C. Kim Goodwin	81,000	35,000	—	—	—	—	116,000
William J. Teuber Jr.	102,000	35,000	—	—	—	—	137,000
Carlos A. Unanue	80,000	35,000	—	—	—	—	115,000

(a)  Represents the cash value of fees earned by non-employee directors for attending the Corporation’s Board and committee meetings, the annual retainer (pro-rated for a partial year in the case of Messrs. Bacardí and Diercksen who commenced their terms in April and October 2013, respectively) and a $10,000 grant in the case of the lead director. During 2013, all members of the Board, except Messrs. Ballester and Goel, elected to receive such compensation in restricted stock instead of cash.

(b)  Represents the payment of an annual grant of $35,000 payable in shares of restricted stock under the Corporation’s 2004 Omnibus Incentive Plan, pro-rated for a partial year in the case of Messrs. Bacardí and Diercksen.

Each non-employee director must own Common Stock with a dollar value equal to five times his or her annual retainer. Non-employee directors are required to achieve that ownership level within three years of being named or elected as a director. Stock that has been pledged does not count towards meeting ownership requirements and pledging of Common Stock in margin accounts is prohibited. Each director and nominee for director is currently in compliance with his or her Common Stock ownership requirements.

CORPORATE GOVERNANCE

The Corporation maintains a corporate governance section on its website www.popular.com where investors may find copies of its principal governance documents. The corporate governance section of the Corporation’s website contains, among others, the following documents:

Code of Ethics

Audit Committee Charter

Corporate Governance & Nominating Committee Charter

Corporate Governance Guidelines

Compensation Committee Charter

Excessive or Luxury Expenditures Policy

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Corporate Governance

BOARD OF DIRECTORS’ INDEPENDENCE

The Corporation has a majority of independent directors. The Board has determined that all of its directors and nominees, other than Mr. Carrión, have no material relationship with the Corporation and are independent under the director independence standards of The Nasdaq Stock Market (“Nasdaq”).

As part of the process to determine Ms. Ferré’s independence, the Board considered payments made by the Corporation in the ordinary course of business to various entities related to Ms. Ferré in connection with advertising activities of the Corporation.

During 2013, the independent directors met in executive or private sessions without the Corporation’s management after every regularly scheduled Board meeting.

BOARD LEADERSHIP STRUCTURE AND RISK OVERSIGHT

The Corporation does not have a policy on whether the Chairman and Chief Executive Officer (“CEO”) positions should be separate or combined. Since 1994, Mr. Carrión has served as the Corporation’s Chairman and CEO. The Board believes that this leadership structure best serves the interests of the Corporation as it allows for a clearly defined leadership role and for increased efficiency and tighter leadership coordination. It also allows the CEO to work more closely and collegially with the members of the Board to establish the direction of the Corporation. The Board continually evaluates the Corporation’s leadership structure and could in the future decide not to combine the Chairman and CEO positions if it understands that doing so would serve the best interests of the Corporation. Furthermore, as part of this continuous evaluation of Board leadership structure, the Board oversees CEO succession. During 2013, the Board appointed a special committee of independent directors to conduct a comprehensive review of CEO succession resulting in an enhanced process and succession plan.

The Corporation’s Corporate Governance Guidelines require the designation of a lead director when the Chairman of the Board is not an independent director. The lead director is an independent director elected annually by a majority of the independent members of the Board. On February 27, 2014, Mr. Teuber was reappointed as the lead director. The Corporate Governance Guidelines provide that the lead director will have the following responsibilities:

•	preside over all meetings of the Board at which the Chairman is not present;

•	preside over executive sessions of the independent directors;

•	act as the liaison between the independent directors and the Chairman of the Board and CEO;

•	have authority to call meetings of independent directors;

•	assist the other independent directors by ensuring that independent directors have adequate opportunities to meet in executive sessions and communicate to the CEO, as appropriate, the results of such sessions and other private discussions among outside directors;

•	assist the Chairman and the remainder of the Board in assuring effective corporate governance in managing the affairs of the Board;

•	serve as the contact person to facilitate communications requested by major stockholders with independent members of the Board;

•	approve, in collaboration with the CEO, meeting agendas and information sent to the Board;

•	approve, in collaboration with the CEO, meeting schedules to assure that there is sufficient time for discussion of all agenda items;

•	serve temporarily as Chairman of the Board and the Board’s spokesperson if the Chairman is unable to act;

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•	interview Board candidates;

•	recommend to the Corporate Governance and Nominating Committee nominees to Board committees and sub-committees as may come to the lead director’s attention;

•	ensure the Board works as a cohesive team;

•	make such recommendations to the Board as the lead director shall deem appropriate for the retention of consultants who will report to the Board; and

•	retain consultants, with the approval of the Board, as the lead director and the Board deem appropriate.

The Board has a significant role in the risk oversight of the Corporation. The Board has a Risk Management Committee that is responsible for the review, approval and monitoring of the Corporation’s risk management policies that measure, limit and manage the Corporation’s operational and credit risks, while seeking to maintain the effectiveness and efficiency of the operating and business processes. The Committee also participates in the review and approval of the Corporation’s allowance for loan losses on a quarterly basis. In order to carry out its responsibilities, the Risk Management Committee regularly meets with management to assess the major risks of the Corporation, including credit, liquidity, market, strategic and operational risks. The Corporation’s Chief Risk Officer as well as the CEO, Chief Financial Officer and Chief Legal Officer participate in the meetings of the Risk Management Committee and inform the Committee of specific risk analyses, as well as general business risks relating to the environment in which the Corporation operates and the Corporation’s general risk profile. After each meeting, the Risk Management Committee reports to the Board in full. Whenever it is deemed appropriate, management gives presentations to the Board in full in connection with specific risk related issues such as those related to compliance.

The Audit Committee assists the Board in the oversight of accounting and financial reporting principles and policies, internal controls and procedures, and controls over financial reporting. The Audit Committee reviews reports from management, independent auditors, internal auditors, compliance, legal counsel, regulators and outside experts, as considered appropriate, that include risks the Corporation faces and the Corporation’s risk management function. Internal Audit presents to the Audit Committee for evaluation and approval its annual risk assessment, which identifies the areas to be included in the annual audit plan. In connection with the oversight of internal controls over financial reporting, management keeps the Audit Committee informed of any notable deficiencies and material weaknesses. Any significant deficiencies and material weaknesses are reported to the full Board. The Audit Committee meets periodically with management to discuss risk related matters. After each meeting, the Audit Committee reports to the Board in full.

The Corporation encourages directors to participate in continuing director education programs. To assist the Board in remaining current with its board duties, committee responsibilities and the many important developments impacting our business, the Corporation participates in the NYSE-Corporate Board Member Board Education Program. This program offers our directors access to a wide range of in-person, peer-based and webinar educational programs on corporate governance, committee duties, board leadership and industry developments.

STOCKHOLDER COMMUNICATION WITH THE BOARD OF DIRECTORS

Any stockholder who desires to contact the Board or any of its members may do so by writing to: Popular, Inc., Board of Directors (751), P.O. Box 362708, San Juan, PR 00936-2708. Alternatively, a stockholder may contact the Corporation’s Audit Committee or any of its members telephonically by calling the toll-free number (866) 737-6813 or electronically through www.popular.com/ethicspoint-en. Communications received by the Audit Committee that are not related to accounting or auditing matters may, in its discretion, be forwarded by the Audit Committee or any of its members to other committees of the Board or the Corporation’s management for review.

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Corporate Governance

STANDING COMMITTEES

The Board has standing Audit, Risk Management, Compensation and Corporate Governance and Nominating committees, all of which operate under written charters.

Audit Committee

The Audit Committee consists of three or more members of the Board. The members of the Audit Committee each have been determined by the Board to be independent as required by the director independence rules of Nasdaq. The Audit Committee held 11 meetings during 2013. Earnings releases, Form 10-K and Form 10-Q filings were discussed in eight of such meetings.

The Audit Committee’s primary purpose is to assist the Board in its oversight of the accounting and financial reporting processes of the Corporation. The Audit Committee operates pursuant to a charter that was last amended and restated by the Board on December 18, 2013.

Audit Committee Financial Experts

The Board has determined that Messrs. Teuber and Diercksen and Ms. Goodwin are the financial experts, as defined by Item 407(d)(5) of Regulation S-K, and are independent within the meaning of the director independence rules of Nasdaq. For a brief description of their relevant experience, please refer to the “Nominees for Election as Directors and other Directors” section.

Risk Management Committee

The Risk Management Committee consists of three or more members of the Board. The Risk Management Committee held 11 meetings during 2013. The purpose of the Risk Management Committee is to assist the Board in the monitoring of policies and procedures that measure, limit and manage the Corporation’s operational and credit risks, while seeking to maintain the effectiveness and efficiency of the operating and businesses processes. It also assists the Board in the review and approval of the Corporation’s risk management policies and processes.

Compensation Committee

The Compensation Committee consists of at least three members of the Board, each of whom the Board has determined has no material relationship with the Corporation and each of whom is otherwise independent under the Nasdaq’s director independence rules. The Compensation Committee held seven meetings during 2013.

The Compensation Committee acts pursuant to a written charter that was most recently amended on February 27, 2014. Under its charter, the Compensation Committee:

•	in consultation with senior management, establishes the Corporation’s general compensation philosophy, and oversees the development and implementation of executive compensation programs and related policies, as well as the review and approval of the overall goal and purpose of the Corporation’s incentive compensation program;

•	reviews and approves the corporate goals and objectives related to the CEO’s compensation, conducts the CEO’s annual performance review, and establishes the CEO’s compensation based on the annual performance review;

•	reviews annually with the CEO the performance of other NEOs;

•	reviews and approves compensation programs and awards applicable to NEOs and members of the Corporation’s Senior Management Team, as well as the compensation structure for all other executives;

•	reviews with the CEO plans for executive officer development and succession;

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•	recommends to the Board cash and equity-based plans, retirement plans, deferred compensation plans and welfare benefit plans;

•	oversees, in consultation with management, compliance with federal, state and local laws and regulations as they affect compensation matters;

•	reviews and approves, subject to any legal limitations, any severance or similar termination payments proposed to be made to any current or former executive officer of the Corporation;

•	in accordance with Emergency Economic Stabilization Act of 2008 requirements, at least every six months evaluates and reviews with the Chief Risk Officer the compensation plans for the Senior Executive Officers (as defined in the “Compensation and Discussion Analysis” section of this Proxy Statement) and other employees in light of the risks they may pose to the Corporation;

•	takes necessary actions to limit any risks identified as a result of the risk-related reviews;

•	reviews and discusses with management the Corporation’s Compensation Discussion and Analysis, and produces an annual report on executive compensation for inclusion in the Corporation’s Proxy Statement; and

•	evaluates and reports annually to the Board on the Compensation Committee’s own performance.

The Compensation Committee Charter provides that when appropriate and as permitted under applicable law, the Committee may delegate all or a portion of its duties and responsibilities to a subcommittee comprised of one or more members of the Committee, the Board or members of management.

Please refer to the “Compensation Discussion and Analysis” section for a description of the Corporation’s processes and procedures for the consideration and determination of executive compensation.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is or has been an officer or employee of the Corporation. No NEO of the Corporation served on any board of directors’ compensation committee of any other company for which any of the directors of the Corporation served as NEO at any time during 2013. Other than disclosed in the “Other Relationships, Transactions and Events” section, none of the members of the Compensation Committee had any relationship with the Corporation requiring disclosure under Item 404 of the SEC’s Regulation S-K.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee consists of three or more members of the Board, each of whom the Board has determined has no material relationship with the Corporation and each of whom is otherwise independent under Nasdaq’s director independence rules. The Corporate Governance and Nominating Committee held five meetings during 2013.

The Corporate Governance and Nominating Committee acts pursuant to a written charter that was most recently amended on January 16, 2014. The purpose of the Corporate Governance and Nominating Committee is as follows:

•	identify and recommend individuals to the Board for nomination as members of the Board and its committees;

•	identify and recommend individuals to the Board for nomination as CEO of the Corporation;

•	identify and recommend individuals to the Board for nomination as Chairman of the Corporation;

•	promote the effective functioning of the Board and its committees; and

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Corporate Governance

•	develop and recommend to the Board a set of corporate governance principles applicable to the Corporation.

NOMINATION OF DIRECTORS

The Corporate Governance and Nominating Committee Charter does not include specific qualities or skills that a person must possess to be nominated as a director. The charter provides that, in nominating candidates, the Committee will take into consideration such factors as it deems appropriate which may include judgment, skill, diversity, experience with business and other organizations, the interplay of the candidate’s experience with experience of the Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board.

Under the Corporation’s Corporate Governance Guidelines, the Board should, based on the recommendations of the Corporate Governance and Nominating Committee, select new nominees for the position of independent director considering the following criteria:

•	personal qualities and characteristics, accomplishments and reputation in the business community;

•	current knowledge and contacts in the communities in which the Corporation does business and in the Corporation’s industry or other industries relevant to the Corporation’s business;

•	ability and willingness to commit adequate time to Board and committee matters;

•	the fit of the individual’s skills and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of the Corporation; and

•	diversity of viewpoints, background, experience and other demographic factors.

In practice, the Board has determined that for a community based financial institution such as the Corporation it is more important to look for candidates with board management experience than for persons with a specific skill set.

The Corporate Governance and Nominating Committee does not have a specific diversity policy with respect to the director nomination process. Rather, the Committee considers diversity in the broader sense of how a candidate’s viewpoints, experience, skills, background and other demographics could assist the Board in light of the Board’s composition at the time.

The Corporate Governance and Nominating Committee will consider nominees recommended by stockholders. Generally, nominees are recommended by the Chairman of the Board, President and CEO or existing directors. There are no differences in the manner in which the Corporate Governance and Nominating Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder. Mr. Diercksen was nominated by the Chairman of the Board, President and CEO. There were no nominees for director recommended by stockholders for consideration by the Corporate Governance and Nominating Committee for election at the Meeting.

Stockholders who wish to submit nominees for director for consideration by the Corporate Governance and Nominating Committee for election at the Corporation’s 2015 annual meeting of stockholders may do so by submitting in writing advance notice to the Corporation of such nominations not more than 180 days nor less than 90 days in advance of the anniversary date of the preceding year’s annual meeting. In the case of a special meeting or in the event that the date of the annual meeting is more than 30 days before or after such anniversary date, notice by the stockholder must be delivered not earlier than the 15th day following the day on which notice is mailed, or a public announcement is first made by the Corporation of the date of such meeting. Under the Corporation’s Amended and Restated By-Laws a stockholder’s nomination must be accompanied by certain information, including the nominees’ names and a brief description of the nominees’ judgment, skills, diversity and experience with businesses and other organizations. Such information must be addressed to the Secretary of the Board of Directors (751) at Popular, Inc., 209 Muñoz Rivera Avenue, San Juan, Puerto Rico, 00918.

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Corporate Governance

CODE OF ETHICS

The Board has adopted a Code of Ethics (the “Code”) to be followed by the Corporation’s employees, officers (including the CEO, Chief Financial Officer and Corporate Comptroller) and directors to achieve conduct that reflects the Corporation’s ethical principles. Certain portions of the Code deal with activities of directors, particularly with respect to transactions in the securities of the Corporation and potential conflicts of interest. Directors, NEOs, executive officers and employees are required to be familiar with and comply with the Code. The Code provides that any waivers for NEOs, executive officers, or directors may be made only by the independent members of the Board and must be promptly disclosed to the stockholders. During 2013, the Corporation did not receive nor grant any request from directors, NEOs or executive officers for waivers under the provisions of the Code. The Code was last revised on September 27, 2013 and is available on the Corporate Governance section of the Corporation’s website, www.popular.com. The Corporation will post on its website any amendments to the Code or any waivers to the CEO, Chief Financial Officer, Corporate Comptroller or directors.

EXECUTIVE OFFICERS

The following information sets forth the names of the executive officers of the Corporation, their age, business experience and directorships during the past five years, as well as the period during which each such person has served as executive officer of the Corporation.

Richard L. Carrión Age 61	Chairman of the Board since 1993. CEO of the Corporation since 1994 and President from 1991 to January 2009 and since May 2010. For additional information, please refer to the “Nominees for Election as Directors and other Directors” section of this Proxy Statement.

Carlos J. Vázquez Age 55	Chief Financial Officer of the Corporation since March 2013. President of Banco Popular North America since September 2010. Executive Vice President of the Corporation since February 2010 and from 1997 to April 2004. Senior Executive Vice President of the Bank since 2004. Supervisor in charge of Individual Credit Operations in Puerto Rico from April 2004 to September 2010 and Individual Banking in the United States from January 2009 to September 2010. Director of the Bank and of Banco Popular North America since October 2010. Director of Popular Securities, Inc. and other indirect wholly owned subsidiaries of the Corporation. Vice Chairman of the Board of Directors of Banco Popular Foundation since November 2010. Director of the Federal Home Loan Bank of New York since November 2013.

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Executive Officers

Ignacio Alvarez Age 55	Executive Vice President and Chief Legal Officer of the Corporation since June 2010. Partner of Pietrantoni Méndez & Alvarez LLC, a San Juan, Puerto Rico based law firm, from September 1992 to June 2010. Member of the Board of Regents of Georgetown University since October 2008. Director of Latino Justice PRLDEF since 2012.

Eli S. Sepúlveda Age 51	Executive Vice President of the Corporation since February 2010 and of the Bank since December 2009. Supervisor in charge of the Commercial Credit Group in Puerto Rico since January 2010. Senior Vice President in charge of the Commercial Credit Division of the Bank from June 2008 to December 2009. President of Popular Auto, Inc., an indirect subsidiary of the Corporation, from 2004 to 2008.

Juan O. Guerrero Age 54	Executive Vice President of the Bank in charge of the Financial and Insurance Services Group since 2004. Director of Popular Securities, Inc. since 1995, Popular Insurance, Inc. since 2004 and of other subsidiaries of the Corporation. Senior Vice President of the Bank from 1990 to 2004. Director of SER de Puerto Rico since December 2010. Member of the Board of Directors of Puerto Rico Baseball Academy and High School since September 2012.

Ileana Gonzalez Age 57	Executive Vice President of the Bank in charge of the Commercial Credit Administration Group since March 2012. Corporate Comptroller and Senior Vice President from March 2004 to March 2012. Member of the Board of Nuestra Escuela since 2011.

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Executive Officers

Gilberto Monzón Age 54	Executive Vice President of the Bank in charge of the Individual Credit Group since October 2010. Executive Vice President of Popular Mortgage from July 1998 to October 2010 in charge of mortgage origination and servicing. Member of the Board of Directors of Mortgage Bankers Association since 1997 and of the San Jorge Children’s Hospital Professional Board since 2011.

Eduardo J. Negrón Age 49	Executive Vice President of the Corporation since 2008 in charge of the Administration Group since December 2010, of the People Group from 2009 to 2010 and of the Corporate People and Communications Group from 2008 to 2009. Senior Vice President, Deputy Chief Legal Officer and Director of Government Affairs from 2005 to 2008. Chairman of the Corporation’s Benefits Committee since April 2008. Member of the Board of Trustees and Treasurer of Fundación Banco Popular and of the Banco Popular Foundation since 2008. Director of the Fundación Luis Muñoz Marín since 2005. Director of Fundación Angel Ramos since April 2012 and Chairman of its Investment and Finance Committee since March 2014.

Néstor Obie Rivera Age 67	Executive Vice President of the Bank in charge of the Retail Banking and Operations Group since April 2004. Senior Vice President of the Bank in charge of the Retail Banking Division from 1988 to 2004.

Lidio V. Soriano Age 45	Executive Vice President and Chief Risk Officer of the Corporation since August 2011. Independent consultant from May 2010 to July 2011. Chief Financial Officer and Senior Financial Officer of W Holding, Inc. and Westernbank Puerto Rico from October 2008 to April 2010. Executive Vice President and head of Retail Banking and Mortgage Divisions of Oriental Financial Group Inc. from October 2007 to October 2008.

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OTHER RELATIONSHIPS, TRANSACTIONS AND EVENTS

Our Audit Committee has adopted Procedural Guidelines with Respect to Related Person Transactions (the “Related Person Transaction Guidelines”) to identify and evaluate potential conflicts of interest, independence factors and disclosure obligations arising out of financial transactions, arrangements and relationships between the Company and its related persons. Pursuant to the Related Person Transaction Guidelines, the Corporation’s policy is to enter into or ratify related person transactions only when the Board of Directors, acting through the Audit Committee, determines that the related person transaction in question is in, or is not inconsistent with, the best interest of the Corporation and its stockholders.

When the Corporation or any of its subsidiaries intends to enter into a related person transaction, a Related Person Transaction Request Form is submitted to the Audit Committee for review. Such form contains, among other things, an explanation of the proposed transaction, its benefits to the Corporation and an assessment of whether the proposed related person transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally. In the event the Corporation becomes aware of a related person transaction that has not been approved following the Related Person Transaction Guidelines, the Audit Committee considers all relevant facts and circumstances regarding the related person transaction and evaluates all options available to the Corporation including ratification, revision or termination. The Audit Committee also examines the facts and circumstances pertaining to the failure of reporting such related person transaction to the Committee, as required by the Related Person Transaction Guidelines, and may take such action it deems appropriate. The Guidelines contain a list of categories of transactions involving related persons, including loans made in the ordinary course of business, which are pre-approved under the Guidelines and do not need to be brought to the Audit Committee for pre-approval.

During 2013, the Corporation engaged, in the ordinary course of business, the legal services of the law firm McConnell Valdés LLC, of which Mr. Samuel T. Céspedes, Secretary of the Board of Directors of the Corporation and the Bank, is a Senior Counsel. The fees paid to McConnell Valdés LLC for fiscal year 2013 amounted to approximately $1.1 million. The engagement was approved by the Audit Committee, as required by the Related Person Transaction Guidelines.

In 2013, the Corporation and its subsidiaries contributed approximately $529,000 to Fundación Banco Popular, Inc. (the “Fundación”) in connection with the matching of employee contributions. The Corporation also contributed $100,000 from the proceeds of the Bank’s Christmas Special. The Fundación is a Puerto Rico not-for-profit corporation created to improve quality of life in Puerto Rico. As the Bank’s philanthropic arm, it provides a scholarship fund for employees’ children and supports education and community development projects. Richard L. Carrión (Chairman, President and CEO of the Corporation), Manuel Morales Jr. (a former director of the Corporation), Eduardo J. Negrón (Executive Vice President of the Corporation) and Alfonso Ballester (a former director of the Corporation and father of Alejandro M. Ballester, a current director of the Corporation) are members of the Fundación’s Board of Trustees. The Board of Directors of the Bank appoints six of the ten members of the Board of Trustees. The remaining four trustees are appointed by the Fundación. The Corporation provides significant human and operational resources to support the activities of the Fundación. The Bank and the Puerto Rico employees of the Corporation (through voluntary personal donations) are the main source of funds of the Fundación.

During 2004, the Popular Community Bank Foundation, Inc. (previously Banco Popular Foundation, Inc.), an Illinois not-for-profit corporation, was created to strengthen the social and economic well-being of the communities served by Banco Popular North America. The Popular Community Bank Foundation is Banco Popular North America’s philanthropic arm and provides support to charitable organizations for community development and education. During 2013, Banco Popular North America made a contribution to the Popular Community Bank Foundation of approximately $70,000 in connection with the matching of employee contributions. Richard L. Carrión (Chairman, President and CEO of the Corporation), Carlos J. Vázquez (Chief Financial Officer of the Corporation) and Eduardo J. Negrón (Executive Vice President of the Corporation) are

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Other Relationships, Transactions and Events

members of the Board of Directors of the Popular Community Bank Foundation. Banco Popular North America provides significant human and operational resources to support the activities of the Popular Community Bank Foundation.

As of December 31, 2012, Desarrollos Metropolitanos, an entity controlled by Mr. José R. Vizcarrondo, the nephew of the Chief Executive Officer and a director of the Corporation until April 2013, and his father, Mr. Julio Vizcarrondo Jr., the brother in law of the Chief Executive Officer, had a $2.5 million commercial line of credit with the Bank. The facility bore a floating rate equal to the prime rate plus 2% subject to a minimum rate of 6%. As of December 31, 2012, $2.2 million was outstanding under the line of credit. The facility was secured by a combination of securities and real estate property. The line of credit was repaid in its entirety and cancelled in January 2013.

In October 2007, a corporation in which a brother of Mr. José R. Vizcarrondo owns a 50% equity interest, obtained a $3.9 million loan from the Bank to acquire a parcel of property on which it intended to develop a residential project in San Juan, Puerto Rico. Mr. Vizcarrondo’s brother and sister-in-law personally guaranteed the loan. The borrower also obtained a $250,000 unsecured line of credit from the Bank. The loan and line of credit were made in the ordinary course of business, on substantially the same terms, including interest rate and collateral, as those prevailing for comparable transactions with third parties at that time. The project was stalled by a series of legal challenges from neighbors who opposed the construction and, as a result of the protracted litigation, went into default in January 2009. The Bank commenced foreclosure and collection proceedings in connection with the loan and the line of credit against both the borrower and the guarantors in April 2010. The foreclosure and collection proceedings were ongoing when the loan as well as the line of credit were sold in March 2013 to an unrelated third party as part of a bulk sale of non-performing assets. The aggregate price of the sale was equal to 34% of the unpaid principal balance of the loans and the appraised value of other real estate owned. As of the date of sale, the loan was not accruing interest and the carrying value of the loan amounted to $2,017,000.

Mr. Manuel Morales Jr., a director of the Corporation until April 2013, has a series of loan relationships with the Bank. These facilities were restructured in March 2012. The first facility consisted of a personal line of credit in the amount of $800,000, of which $747,162 was outstanding at the time of the restructuring. The credit facility was converted from a one-year renewable line of credit to a three-year term loan. Principal repayments on the new term loan are based on a ten-year amortization schedule with a fixed balloon payment on the maturity date. The term loan bears a fixed interest rate of 6%, while the interest rate previously applicable to the line of credit was a floating rate equal to the prime rate plus 2% subject to a minimum rate of 5%. Mr. Morales is in compliance with the terms of the restructured term loan and the outstanding balance of the loan as of December 31, 2013 was $647,005, and $58,894 and $41,313 were paid during 2013 in principal and interest, respectively. The largest outstanding balance of the loan during 2013 was $705,899.

Entities controlled by Mr. Morales also had outstanding certain credit facilities that were restructured into a three-year term loan with the Bank during 2012. The principal repayments on the term loan are based on a ten-year amortization schedule with a fixed balloon payment on the maturity date. The term loan bears interest at a fixed rate equal to 6%. While Mr. Morales and the entities controlled by him were current on their payment obligations to the Bank, the term loan is classified as troubled debt restructuring because the ten-year amortization schedule could be viewed as an accommodation to a borrower to ensure continued compliance with its obligations. The borrower is current on its payment obligations and the outstanding balance of the term loan as of December 31, 2013 was $418,920 and $37,995 and $26,745 were paid during 2013 in principal and interest, respectively. The largest outstanding balance of the loan during 2013 was $456,915.

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Other Relationships, Transactions and Events

In June 2006, a brother-in-law of Mr. Carlos A. Unanue, a director of the Corporation, obtained a $828,000 mortgage loan from Popular Mortgage, Inc., then a subsidiary of the Bank (“Popular Mortgage”), secured by a residential property. The loan was a fully amortizing 30-year loan with a fixed annual rate of 7%. Mr. Unanue was not a director of the Corporation at the time the loan was made. The loan was made in the ordinary course of business, on substantially the same terms, including interest rate and collateral, as those prevailing for comparable loan transactions with third parties at that time. The borrower became delinquent on his payments commencing in July 2010 and after exhausting various collection and loss mitigation efforts the Bank commenced foreclosure procedures in November 2010. As of December 31, 2011, the Corporation had recorded a loss of approximately $65,000 on this loan. In March 2012, the loan was restructured under the terms of Popular’s loan modification program. The restructured loan is a 40-year loan with a fixed annual rate of 2.5% during the first 5 years, increasing 1% each year thereafter up to a rate of 6.75%. While the principal amount of the restructured loan subject to interest payment is $750,321, the borrower also agreed to repay an additional amount of $158,100 upon cancellation of the restructured loan. The total payments to be made by borrower represent the entirety of the amount owed prior to restructuring the loan, including accrued interest. The borrower is current on his payment obligations under the restructured loan. Payments of $11,200 and $18,492 were made during 2013 in connection with principal and interest, respectively, and as of December 31, 2013 the outstanding balance of the loan was $891,725. The largest outstanding balance of the loan during 2013 was $902,925

In March 2012, the Bank also entered into an agreement with Mr. Unanue’s brother-in-law to pay $97,000 of the approximately $139,000 in credit card and personal loan debt (including accrued interest) owed by him. These loans were made in the ordinary course of business prior to the date that Mr. Unanue joined the Board. The borrower has agreed to make monthly payments of $538.00 until the amount is paid in full. During 2013 the borrower paid the amount of $5,380 and the outstanding debt balance as of December 31, 2013 was $87,854.

In November 2007, a brother-in-law and sister of Mr. Carrión, Chairman, President and CEO of the Corporation, obtained a $1.35 million mortgage loan from Popular Mortgage, secured by a residential property. The loan was a fully amortizing 30-year loan with a fixed annual rate of 7%. The loan was made in the ordinary course of business, on substantially the same terms, including interest rate and collateral, as those prevailing for comparable loan transactions with third parties at that time. The borrowers became delinquent on their payments commencing in September 2009 and after exhausting various collection and loss mitigation efforts the Bank commenced foreclosure procedures in October 2011. Foreclosure and collection proceedings were ongoing on June 2013 when the loan was sold to an unrelated third party as part of a bulk sale of non-performing assets. The price of the aggregate amount of loans sold in the bulk sale was equal to 47.75% of the unpaid principal balance of the loans. The balance due on the loan on the date of sale, including interest due, was approximately $1.67 million. The Corporation incurred a loss of $696,000, including amounts that had been previously charged-off, in connection the sale of this loan.

Commencing on May 2013, a brother-in-law of Eduardo J. Negrón, an Executive Vice President of the Corporation, became delinquent on a series of four commercial loans granted to him by the Bank. The aggregate amount of principal and interest owed on such loans as of December 31, 2013 was $672,603 and $31,591, respectively. The loans have maturity dates ranging from April 2013 to August 2023 and interest rates ranging from 4.05% to 6.25%. During 2013, $9,423 and $5,640, respectively, of payments of principal and interest were made on the loans. Certain of the loans are secured by real estate and the Bank commenced collection and foreclosure proceedings in February 2014. The Bank has charged-off an aggregate amount of $397,103 in connection with these loans.

The same brother-in law of Mr. Negrón, also has a participation in two entities each of which has a real estate development loan with the Bank. The first loan in the amount of $1,650,000 is to an entity in which he owns a 50% equity interest and was originated by Westernbank on 2003. The Bank acquired this loan as part of a Federal Deposit Insurance Corporation (“FDIC”) assisted transaction in 2010 pursuant to which the FDIC is

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Other Relationships, Transactions and Events

obligated to reimburse the Bank for 80% of losses. Mr. Negrón’s brother-in-law personally guaranteed the loan. It is payable from the proceeds of the sale of residential units and bears interest at a rate equal to 4.25%. The outstanding balance on the loan as of December 31, 2013 was $371,974 and $8,453 and $16,244 were paid during 2013 in principal and interest, respectively. The second loan in the amount of $500,000 is to an entity in which Mr. Negrón’s brother-in-law owns a 33% equity interest and which is secured with undeveloped land. Mr. Negrón’s brother-in-law personally guarantees the loan. The loan matures on December 2018 and bears interest at a floating rate equal to prime rate. The outstanding balance on the loan as of December 31, 2013 was $425,000 and $10,000 and $14,498 were paid during 2013 in principal and interest, respectively.

On September 30, 2013, the Bank sold certain commercial loans to Bahía Beach Holding Company, LLC, an affiliate of Paulson & Co. Inc., for $15.4 million. Paulson & Co. Inc. is a beneficial holder of 8.56% of the Common Stock of the Corporation. As part of the transaction, the Bank also received payments amounting to $280,000 from certain guarantors. The aggregate outstanding unpaid principal balance of the loans on the date of sale was $40.6 million and its carrying value was $13.7 million. The sale of these loans was made on terms and conditions similar to the sale of other non-performing loans previously sold by the Bank to unaffiliated parties. The loans that were sold were syndicated and the other lenders in the syndication agreed to sell their portion of these loans or to accept a discounted pay-off of these loans under the same terms and conditions as the Bank. This transaction was approved by the Audit Committee pursuant to the Related Person Transaction Guidelines.

As part of the loan sale transaction described above, the Bank also consented to the acquisition by an affiliate of Paulson & Co. Inc. of a majority equity interest in two borrowers of the Bank. These borrowers had two separate constructions loans with the Bank with an outstanding principal balance on the date of the loans sale of $4.3 million and $8.9 million, respectively. The constructions loans were restructured as part of the loans sale transaction to extend their maturity date until September 20, 2015 and to release the guaranties of the principals of the borrower entities. Accrued and unpaid interest in the aggregate amount of $2.0 million under these construction loans was discharged and new principal amortization requirements for these construction loans were established at the time of the restructuring. The restructured loans have a floating interest equal to the prime rate plus 1% subject to a minimum rate of 5%. The loans that were restructured were syndicated and the other lender in the syndication agreed to this restructuring under the same terms and conditions as the Bank. During 2013, $1.6 million were paid in principal on the restructured loans and no interest payments were made. As of December 31, 2013, the outstanding balance on the restructured loans was $11.6 million. The restructuring of these construction loans was approved by the Audit Committee pursuant to the Related Person Transaction Guidelines as part of the loans sale transaction described in the previous paragraph.

On October 3, 2013, the Bank entered into an agreement to sell two undeveloped parcels of land, which had been foreclosed by the Bank, to Ashford Avenue HC LLC, for $2.7 million. Ashford Avenue HC LLC is controlled by Paulson & Co. Inc. The sales price of these properties was in excess of their book value of $2.6 million and below their appraised liquidation value of $2.8 million, according to an appraisal report. The closing of the sale of these properties is scheduled for the second quarter of 2014. This sale was made on terms and conditions similar to the sale to unaffiliated parties of other real estate assets that have been foreclosed by the Bank and are held for sale. This transaction was approved by the Audit Committee pursuant to the Related Person Transaction Guidelines.

The Bank has had other loan transactions with the Corporation’s directors and officers, and with their associates, and proposes to continue such transactions in the ordinary course of its business, on substantially the same terms, including interest rates and collateral, as those prevailing for comparable loan transactions with third parties. Except as discussed above, the extensions of credit have not involved and do not currently involve more than normal risks of collection or present other unfavorable features.

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PROPOSAL 2:  ADVISORY VOTE TO APPROVE THE CORPORATION’S

EXECUTIVE COMPENSATION PROGRAM

In February 2009, Congress enacted the American Recovery and Reinvestment Act of 2009 (the “ARRA”). The ARRA imposes a number of requirements on financial institutions, such as the Corporation, that received an investment under the Capital Purchase Program of the United States Treasury’s Troubled Asset Relief Program (“TARP”). One of the requirements is that at each annual meeting of stockholders during the period in which any obligation arising from TARP financial assistance remains outstanding, TARP recipients must allow a separate, nonbinding “say on pay” stockholder vote to approve the compensation of executives. Such vote is also required pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act and recent regulations issued by the SEC.

The Corporation’s overall executive compensation policies and procedures are described in the Compensation Discussion and Analysis and the tabular disclosure regarding NEO compensation (together with the accompanying narrative disclosure) in this Proxy Statement. These compensation policies and procedures promote a performance-based culture by providing for higher pay for superior performance, and align the interests of stockholders and executives by linking a substantial portion of compensation to the Corporation’s long term performance, without encouraging executives to take unnecessary or excessive risks.

These policies and procedures are also designed to attract and retain highly-talented executives who are critical to the successful implementation of the Corporation’s strategic business plan. The Corporation views this compensation program, as described in the Compensation Discussion and Analysis of this Proxy Statement, as consistent with the goal of building long-term value for stockholders.

The Compensation Committee, which is comprised entirely of independent directors under Nasdaq’s director independence rules, oversees our executive compensation program and monitors our policies so they continue to emphasize pay-for-performance and incentive programs that reward executives for results that are consistent with stockholder interests.

This proposal gives you as a stockholder the opportunity to endorse or not endorse the Corporation’s executive pay policies and procedures through the following resolution:

“RESOLVED, that the stockholders approve the overall executive compensation policies and procedures employed by the Corporation, as described in the Compensation Discussion and Analysis and the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this Proxy Statement.”

Because your vote is advisory, it will not be binding upon the Board and may not be construed as overruling any decision by the Board. However, the Compensation Committee may take into account the outcome of the vote when considering future executive compensation arrangements.

The approval of the executive compensation policies and procedures employed by the Corporation requires the affirmative vote of the holders of a majority of shares represented in person or by proxy and entitled to vote on that matter.

The Board recommends a vote “FOR” the approval of the compensation policies and procedures employed by the Corporation as described in this Proxy Statement.

PROPOSAL 3:  RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee intends to appoint PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Corporation for the year 2014. PricewaterhouseCoopers LLP has served as independent

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Proposal 3: Ratification of Appointment of Independent Registered Public Accounting Firm

registered public accounting firm of the Bank since 1971 and of the Corporation since May 1991.

Neither the Corporation’s Certificate of Incorporation nor its Amended and Restated By-laws require that the stockholders ratify the appointment of PricewaterhouseCoopers LLP as the Corporation’s independent registered public accounting firm. If the stockholders do not ratify the appointment, the Audit Committee will reconsider whether or not to appoint PricewaterhouseCoopers LLP, but may nonetheless appoint such independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such change would be in the best interest of the Corporation and its stockholders.

Representatives of PricewaterhouseCoopers LLP will attend the Meeting and will be available to respond to any appropriate questions that may arise. They will also have the opportunity to make a statement if they so desire.

The ratification of the appointment of PricewaterhouseCoopers LLP as the Corporation’s auditors requires the affirmative vote of the holders of a majority of shares represented in person or by proxy and entitled to vote on that matter.

The Board recommends that you vote “FOR” the ratification of PricewaterhouseCoopers LLP as the Corporation’s independent registered public accounting firm for 2014.

DISCLOSURE OF AUDITORS’ FEES

The following table summarizes the fees billed to the Corporation by PricewaterhouseCoopers LLP for the years ended December 31, 2013 and 2012:

	December 31, 2013	December 31, 2012
Audit Fees	$5,533,721	$4,987,207
Audit-Related Fees (a)	889,497	781,660
Tax Fees (b)	25,000	40,000
All Other Fees (c)	10,800	20,000

	$6,459,018	$5,828,867

(a)  Includes fees for assurance services such as audits of pension plans, compliance-related audits, accounting consultations and Statement on Standards for Attestation Engagements No. 16 reports.

(b)  Includes fees associated with tax return preparation and tax consulting services.

(c)  Includes software licensing fees.

The Audit Committee has established controls and procedures that require the pre-approval of all audit and permissible non-audit services provided by PricewaterhouseCoopers LLP. The Audit Committee may delegate to one or more of its members the authority to pre-approve any audit or permissible non-audit services. Under the pre-approval controls and procedures, audit services for the Corporation are negotiated annually. In the event that any additional audit services not included in the annual negotiation or permissible non-audit services are required by the Corporation, a proposed engagement letter is obtained from the auditor and evaluated by the Audit Committee or the member(s) of the Audit Committee with authority to pre-approve auditor services. Any decisions to pre-approve such audit and non-audit services and fees are to be reported to the full Audit Committee at its next regular meeting. The Audit Committee has considered that the provision of the services covered by this paragraph is compatible with maintaining the independence of the independent registered public accounting firm of the Corporation. During 2013, fees for all services provided by PricewaterhouseCoopers LLP were pre-approved by the Audit Committee.

AUDIT COMMITTEE REPORT

In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited financial statements of the Corporation for the fiscal year ended December 31, 2013 with management and PricewaterhouseCoopers LLP, the Corporation’s independent registered public accounting firm. The Audit

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Proposal 3: Ratification of Appointment of Independent Registered Public Accounting Firm

Committee has also discussed with the independent registered public accounting firm the matters required to be discussed under Auditing Standards No. 61, as amended (AICPA Professional Standard, Vol. 1, AU Section 380) as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. Finally, the Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, has considered whether the provision of non-audit services by the independent registered public accounting firm to the Corporation is compatible with maintaining the auditors’ independence, and has discussed with the independent registered public accounting firm its independence from the Corporation and its management. These considerations and discussions, however, do not assure that the audit of the Corporation’s financial statements has been carried out in accordance with the standards of the PCAOB, that the financial statements are presented in accordance with Generally Accepted Accounting Principles (“GAAP”) or that the Corporation’s registered public accountants are in fact “independent.”

As set forth in the Audit Committee Charter, the management of the Corporation is responsible for the preparation, presentation and integrity of the Corporation’s financial statements. Furthermore, management and the Internal Audit Division are responsible for maintaining appropriate accounting and financial reporting principles and policies, and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. PricewaterhouseCoopers LLP is responsible for auditing the Corporation’s financial statements and expressing an opinion as to their conformity with GAAP in the United States of America.

The members of the Audit Committee are not engaged professionally in the practice of auditing or accounting and are not employees of the Corporation. The Corporation’s management is responsible for its accounting, financial management and internal controls. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures to set auditor independence standards.

Based on the Audit Committee’s consideration of the audited financial statements and the discussions referred to above with management and the independent registered public accounting firm, and subject to the limitations on the role and responsibilities of the Audit Committee set forth in the Charter and those discussed above, the Audit Committee recommended to the Board that the Corporation’s audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2013 for filing with the SEC.

Submitted by:

William J. Teuber Jr. (Chairman)

Alejandro M. Ballester

John W. Diercksen

C. Kim Goodwin

Carlos A. Unanue

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EXECUTIVE COMPENSATION PROGRAM

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) with management and, based on that review and discussion, recommended to the Board that the following CD&A be included in this Proxy Statement.

In accordance with the requirements related to the Corporation’s participation in the United States Treasury Department’s Capital Purchase Program (“CPP”) under the Emergency Economic Stabilization Act of 2008 (“EESA”), the Compensation Committee certifies that at its June and December 2013 meetings it reviewed with the Corporation’s Chief Risk Officer (“CRO”), and with the support of its independent compensation consultant, the 2013 compensation arrangements for the Senior Executive Officers (“SEOs”) (the SEOs for 2013 are the Named Executive Officers discussed in the CD&A) and has made all reasonable efforts to ensure that such arrangements do not encourage SEOs to take unnecessary and excessive risks that may threaten the value of the Corporation. The Compensation Committee certifies that at those meetings it also reviewed with the CRO the employee compensation programs in place during 2013, and has made all appropriate efforts to limit any unnecessary risks these programs may pose to the Corporation, and eliminate any features of these programs that could encourage the manipulation of reported earnings of the Corporation to enhance the compensation of any employee.

The risk assessment conducted with the CRO included the evaluation of the Corporation’s compensation and incentive plans from the perspective of the broader control framework and the design and operation of specific plans. The assessment validated the adequacy of plan documentation, the integration of the principles contained in the Interagency Guidance on Sound Compensation Practices, and the involvement of the Corporation’s Risk Management and Finance Groups. Therefore, the Compensation Committee understands that the risks arising from Popular’s compensation plans and practices are not reasonably likely to have a material adverse effect on the Corporation.

The Compensation Committee is committed to reviewing the Corporation’s compensation plans with the CRO every six months to ensure that the Corporation complies with those provisions of the EESA or any other law or regulation related to compensation arrangements applicable to financial institutions participating in the CPP.

Submitted by:

María Luisa Ferré (Chairperson)

David E. Goel

William J. Teuber Jr.

Carlos A. Unanue

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COMPENSATION DISCUSSION AND ANALYSIS

In this section, we provide a description of our executive compensation program and the factors that Popular considered in making compensation decisions regarding our Named Executive Officers (“NEOs”):

•	Richard L. Carrión – Chairman, President and Chief Executive Officer
•	Carlos J. Vázquez – Executive Vice President and Chief Financial Officer; President, Banco Popular North America
•	Ignacio Alvarez – Executive Vice President and Chief Legal Officer
•	Eli S. Sepúlveda – Executive Vice President, Commercial Credit, Banco Popular de Puerto Rico
•	Eduardo J. Negrón – Executive Vice President, Administration
•	Jorge A. Junquera – Vice Chairman, served as Chief Financial Officer through March 15, 2013

The following discussion is intended to help our stockholders understand the guiding principles of the Corporation’s executive compensation and the corresponding compensation practices.

EXECUTIVE SUMMARY

2013 Business Performance

During 2013, the Corporation achieved strong financial results, maintained its leading market share position in loans and deposits and substantially reduced non-performing assets to levels not registered since 2007. Popular reported net income of $599 million in 2013. Excluding the effect of certain significant events, such as the sale of non-performing assets, the gains in the sale of EVERTEC shares and connected transactions and the impact of the change in the statutory income tax rate in Puerto Rico from 30% to 39%, adjusted net income amounted to $256 million, 4% higher than the previous year. The Corporation was market leader in 5 out of 7 categories in its principal market of Puerto Rico, including a market share of 39% in deposits and 35% in loans.

Significant accomplishments during 2013 included the following:

•	The Corporation generated strong revenues with capital levels above peer averages. In 2013, Popular produced $1.9 billion in adjusted gross revenues, while our Tier 1 common equity ratio of 14.8% exceeded minimum regulatory guidelines of 5% by 9.8%, representing more than $2.3 billion of excess capital as of December 31, 2013.

•	Popular’s net interest margin of 4.52% remained very strong relative to peers,with the Puerto Rico net interest margin over 5.30%.

•	Despite challenging economic conditions in our main market, we made significant progress during 2013 to improve the credit risk profile of our organization. Total non-performing assets, including covered assets, decreased by 53% to $932 million from $2.0 billion at year-end 2012, the lowest level since 2007. The net charge-off ratio, excluding covered loans and the effect of bulk sales, improved by 78 basis points from 1.97% to 1.19% in 2013, also the lowest level since 2007.

•	Early in the year, our former processing subsidiary, EVERTEC, completed its initial public offering. This transaction, in addition to two subsequent share sales, generated after-tax gains to Popular of $413 million. The Corporation’s adjusted net income, in addition to the EVERTEC gains, drove tangible book value to $37.56, up 15% from last year’s value of $32.55.

•	The Corporation implemented numerous initiatives to enhance organizational effectiveness, including a revamping of key talent management processes to ensure we attract, develop and retain the best talent available in our markets. We also expanded our efficiency and process redesign efforts based on the LEAN methodology, improving our ability to meet the needs of our customers.

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Compensation Discussion and Analysis

These accomplishments are a confirmation of the NEOs’ commitment to deliver solid performance to our stockholders.

The Corporation reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”). Refer to the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2013 for a reconciliation of the non-GAAP financial measures above to our results as reported under GAAP.

Highlights of our Executive Compensation Program

•	Given Popular’s participation in the Capital Purchase Program (“CPP”), the mix of compensation and the level of permissible incentive compensation to NEOs is restricted. It is focused on salary and CPP-compliant stock-based compensation.

•	Under the CPP compensation restrictions, payment of cash performance incentives is not permitted to NEOs and the next 20 highest compensated employees.

•	Under Popular’s compensation program, NEOs are only eligible to receive salary and long-term restricted stock grants in an amount not to exceed 50% of base pay, within CPP restrictions. Popular’s long-term restricted stock is granted upon consideration of a combination of company and individual performance. In addition to the CPP-required restrictions on vesting and transferability, the Corporation also includes an additional profitability requirement to the long-term restricted stock grants it makes to its NEOs that must be achieved prior to share payout.

•	The CEO and other NEOs have a stock ownership goal of six times and three times their base salaries, respectively.

•	NEOs are subject to a clawback policy, as required under the CPP compensation rules.

•	The Corporation took several measures to enhance its executive compensation governance framework, such as: (i) exclusion of pledged shares from compliance with its executive stock ownership requirements, (ii) prohibition of the pledging of Popular’s Common Stock in margin accounts, and (iii) amendment of the Omnibus Incentive Plan to provide for a “double-trigger” vesting of equity awards (i.e., requiring a qualifying termination of employment) in the event of a change of control.

Compensation Guiding Principles

Even while under the CPP restrictions, the philosophy underlying Popular’s compensation program is to provide the Corporation’s NEOs with pay that is linked to performance and aligned with the interests of our stockholders. The following guiding principles govern the Corporation’s executive compensation practices:

Motivate and reward high performance

Ensuring and sustaining a proper pay-performance relationship is a key objective for Popular. While subject to the CPP restrictions, the Corporation’s ability to pay certain performance incentives is limited. Specifically, the restrictions prohibit the payment of bonuses, retention awards and incentive compensation, other than limited amounts of long-term restricted stock. As a result, while under the CPP, we continue to balance our desire to align pay and performance within the CPP limitations on incentive compensation. Our programs and pay decisions are designed to focus our NEOs on Popular’s key initiatives while aligning their interests with those of our stockholders through stock-based compensation. Furthermore, we seek to promote appropriate behavior among executives so that they are not motivated to take excessive risks.

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Compensation Discussion and Analysis

As depicted in the following charts, prior to Popular’s participation in the CPP, most of the NEOs’ compensation was provided in the form of short-term and long-term incentives. Currently, the NEOs’ pay opportunity has been significantly reduced and the short-term incentive component has not been paid since 2009 for those executives covered by the CPP restrictions. Thus, the NEOs’ total direct compensation generally lies below the 25th percentile of the Corporation’s peers. The Compensation Committee considers that this positioning was appropriately aligned with the Corporation’s performance during a period of instability in Popular’s major markets. However, Popular’s financial situation has stabilized and it has returned to profitability. The Compensation Committee will continue to seek alignment of NEO compensation with the Corporation’s performance going forward, while still complying with applicable CPP restrictions.

Align executives with stockholder interests and build long-term stockholder value

Our NEOs are subject to stock ownership guidelines in order to ensure the alignment of their interests with those of our stockholders. The CEO and other NEOs have a stock ownership goal, to be reached within five years from October 1, 2011, of six times and three times their base salary, respectively, as detailed in the “Stock Ownership / Retention Requirements” section of this CD&A.

At the annual stockholders meeting of April 2013, the vast majority of Popular’s voting stockholders (98.02%) approved the Corporation’s overall executive compensation policies and practices. They supported our belief that Popular’s programs are centered on promoting a performance-based culture and aligning the interests of stockholders and executives by linking a substantial portion of compensation to the Corporation’s financial performance, without encouraging unnecessary or excessive risk taking. The stockholder validation of the Corporation’s executive compensation policies and practices was taken into consideration by the Committee as it developed strategic objectives, business plans and compensation elements related to the 2013 fiscal year. Restricted stock awards granted in 2013, although limited by CPP, gave consideration to each NEO’s contribution to achieving the common overarching goal of strengthening the Corporation’s financial condition by increasing net income, credit quality, efficiency, liquidity and capitalization. The Committee will continue to consider our stockholders’ perspectives on an annual basis.

Attract and retain highly qualified executives

Popular’s executive compensation program seeks to enable the Corporation to attract, motivate and retain the talent needed to successfully guide Popular for future earnings stability and growth. This has represented a challenge since the Corporation became subject to CPP compensation limitations in 2008. Since that time, the Corporation – through its Compensation Committee – has managed base pay in a conservative manner, and its

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Compensation Discussion and Analysis

NEOs have not been permitted to receive short-term cash performance incentives due to the CPP limitations. Nevertheless, the current program provides a mix of salary, benefits and long-term equity-based incentives to the extent permissible in light of CPP limitations. NEO compensation decisions are taken by the Compensation Committee in a balanced manner, upon consideration of the scope and complexity of each executive’s role; individual performance, experience and qualifications; market competitiveness; the Corporation’s financial performance; and CPP restrictions.

DETERMINATION AND ASSESSMENT OF EXECUTIVE COMPENSATION

Role of the Compensation Committee

In accordance with its Charter, a copy of which is available at www.popular.com, the Compensation Committee establishes the Corporation’s general compensation philosophy and oversees the compensation program for the Corporation’s executive officers, including the NEOs. It also reviews and approves the overall purpose and goals of the Corporation’s incentive compensation system and benefit plans. In addition, it reviews plans for executive officers’ development and succession. The Compensation Committee met seven times during 2013. Beyond the scheduled meetings, the Compensation Committee obtained input and support from its external advisors and management throughout the year.

The Compensation Committee’s main activities in 2013 included the following:

Executive Compensation

•	Reviewed the 2012 performance of the CEO and other NEOs, approving 2013 grants of restricted stock compliant with CPP requirements

•	Evaluated NEOs’ compensation levels, deciding not to grant general base pay increases for 2013 as the Corporation was in the midst of major initiatives to improve financial results. The Compensation Committee, however, approved a promotion-related increase for the newly appointed CFO (6.2%) and an increase in June 2013 for its Chief Legal Officer (7.3%) in recognition of the heightened complexity and criticality of this role and the incumbent’s strong individual performance

•	Updated the list of peer banks utilized for executive compensation benchmarking

•	Reviewed NEOs’ equity holdings and compliance with the Corporation’s stock ownership guidelines and revised the guidelines to exclude shares pledged or used as collateral for margin loans

•	Discussed regulatory developments and market trends with its independent compensation consultant

Governance

•	Performed a self-evaluation of the Compensation Committee’s structure (e.g., appropriateness of charter, committee size, mix of skills, experience and expertise of the committee members), processes (e.g., number of meetings, sufficiency of time for discussion, access to management and outside experts and effectiveness of CEO participation) and overall performance. The self-evaluation indicated positive levels of satisfaction on all of the factors considered.

•	Discussed incentive plan risk with the CRO and management, concluding that the Corporation’s incentive plans do not encourage unnecessary or excessive risk taking

•	Retained Meridian Compensation Partners, LLC as its independent compensation consultant in July 2013

•	Reviewed and confirmed the independence of its compensation consultants against current and emerging requirements, including the standards adopted by NASDAQ with regard to compensation advisor independence and conflicts of interest

Benefits

•	Discussed issues pertaining to employee retirement readiness and implications for benefits programs

•	Reviewed reports provided by management committees that administer the Corporation’s welfare and retirement benefits

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Compensation Discussion and Analysis

Other

•	Reviewed executive officer development and succession planning initiatives

•	Examined key human resources indicators, including headcount, personnel costs, turnover and employee engagement, among others

•	Oversaw compliance with legal and regulatory requirements pertaining to executive compensation

Although the Compensation Committee exercises its independent judgment in reaching compensation decisions, it currently utilizes the advice of the following collaborators:

Collaborators	Role
Meridian Compensation Partners, LLC Compensation Committee Independent Advisor since July 2013	Provides independent advice and support to the Compensation Committee
CEO*	Works with the Compensation Committee to ensure that the compensation programs are aligned with the Corporation’s strategic objectives
Executive Vice President of Administration/Human Resources	Advises on goal setting and performance evaluations, executive compensation and regulatory matters and proposes the design and modifications to the NEO compensation and benefit programs, plans and awards. Supports the annual risk assessment process
Chief Legal Officer	Counsels on legal matters regarding compensation programs and regulatory affairs
Corporate Comptroller	Evaluates and advises on the compensation programs’ accounting and tax implications
Chief Risk Officer	Reviews with the Compensation Committee all risk-related aspects of the Corporation’s incentive plans
Towers Watson	Provides counseling with regard to the defined benefit retirement plan

*  All discussions on decisions involving CEO compensation are made in executive session without the participation of the CEO or other members of management.

Role of the Compensation Consultant

From 2010 to July 2013, the Compensation Committee used the services of compensation consultant Pearl Meyer & Partners. In July 2013, the Compensation Committee retained Meridian Compensation Partners, LLC to serve as its independent advisor and review the Corporation’s executive compensation program’s competitiveness and the pay-performance relationship in light of the CPP-related restrictions. During 2013, the Compensation Committee’s compensation consultant attended five Compensation Committee meetings, interviewed all members of the Committee, and provided updates and guidance to the Compensation Committee on relevant legislation, market trends, best practices in compensation governance and other requested compensation matters. During their respective periods as independent compensation consultant, Pearl Meyer & Partners and Meridian Compensation Partners reported directly to the Compensation Committee regarding these matters, and neither entity, nor any of their affiliates, had any other relationship with, or provided any other services to, the Corporation. The foregoing conditions remain in effect with respect to Meridian Compensation Partners in its ongoing relationship with the Compensation Committee.

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Compensation Discussion and Analysis

The Compensation Committee has reviewed and concluded that Meridian Compensation Partners’ consultation services comply with the standards adopted by the SEC and by NASDAQ with regard to compensation advisor independence and conflicts of interest. It will continue to monitor this compliance on an ongoing basis.

Benchmarking and Peer Group Analysis

The Compensation Committee periodically assesses the competitiveness of its pay practices for NEOs through external studies conducted by the Committee’s independent executive compensation consultant and supplemented by management and internal staff research. In order to obtain a general understanding of current compensation market practices, management and internal staff regularly review publicly available industry information (e.g., proxies and executive compensation data provided by sources such as SNL Financial and surveys conducted by Equilar, Towers Watson and Mercer, among others). The Compensation Committee also considers executive compensation information from financial institutions in its headquarters market of Puerto Rico.

The Compensation Committee utilizes the information from internal and external analyses to assess the appropriateness of compensation levels (relative to market and performance) and considers the information when setting program guidelines, including base salary ranges, incentive targets and equity compensation. An individual’s relative compensation with respect to the peer group may vary according to the executive’s role, the Corporation’s financial performance, and individual qualifications and performance as assessed by the Compensation Committee.

In September 2013, the Corporation updated its compensation benchmarking peer group, taking into consideration recommendations provided by Meridian Compensation Partners. The peer group consists of 17 banks, including all of the institutions that the Corporation views as its financial peers. The new group will be used for future pay comparisons, performance comparisons and potential goal setting references, and for compensation structure and design comparisons. The Corporation’s 2012 year-end total assets of $36.5 billion was near the median (62nd percentile) of the group for 2012. The updated peers are:

Peer Group
Associated Banc-Corp	First Niagara Financial Group Inc.
BOK Financial Corporation	First Republic Bank
City National Corporation	Huntington Bancshares Incorporated
Comerica Incorporated	KeyCorp
Commerce BancShares, Inc.	M&T Bank Corporation
Cullen/Frost Bankers Inc.	Regions Financial Corp.
East West Bancorp Inc.	Synovus Financial Corp.
First Citizens BancShares, Inc.	Zions Bancorporation
First Horizon National Corporation

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Compensation Discussion and Analysis

OBJECTIVES OF THE EXECUTIVE COMPENSATION PROGRAM

Although subject to the CPP restrictions on incentive compensation for covered employees, the Corporation continues to promote its compensation philosophy to the extent possible given the permitted compensation components. The Corporation’s overarching philosophy is to align pay with individual and corporate performance, while balancing short-term and long-term perspectives, building long-term value for our stockholders and supporting sound risk management. Despite the CPP’s prohibition on bonuses and other incentive compensation (other than allowable long-term restricted stock grants) during 2013, our executive compensation program’s goals continued to be to:

•	Promote stockholder returns by motivating high levels of executive performance, particularly with regard to the Corporation’s growth, credit quality and operational efficiency

•	Attract and retain seasoned executives at competitive pay levels

•	Reward contributions and results in attaining key operating objectives over which the executives have control or influence

•	Encourage teamwork and collaboration among members of the executive team

•	Promote appropriate behaviors among executives so that they are not motivated to take excessive risks

The objectives described above are achieved through a compensation program that considers performance to the extent possible under CPP restrictions. Annually, the Compensation Committee assesses the effectiveness of its compensation program by reviewing its strategic objectives and business plans, considering each NEO’s scope of responsibility, reviewing market reference data, and assessing the relationship between pay and performance (the Corporation relative to peers and executives relative to their performance goals). The Compensation Committee also evaluates whether our compensation programs meet the Corporation’s goals by monitoring engagement and retention of executives, and by assessing the relationship between company and individual performance and actual payouts, subject to CPP-related restrictions. Furthermore, in conjunction with the semi-annual review of the compensation plans with the CRO, the Compensation Committee monitors and evaluates whether the design of incentive plans fosters a mentality of prudent risk-taking, sound business decisions and promotes the Corporation’s financial well-being.

The Compensation Committee may modify payments or adjust the compensation program in light of economic or business results, regulatory requirements, risk assessments or results of the annual stockholder advisory vote on executive compensation.

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Compensation Discussion and Analysis

The following table describes the components of Popular’s executive compensation program, which balances fixed and variable pay to promote retention of qualified executives and the achievement of the Corporation’s short-term and long-term objectives.

	Component	Purpose/Description
Fixed	Base Pay

•  Reflects each executive’s role, competitive market practices, individual qualifications and performance

•  Provides base level of compensation commensurate with level of responsibility

•  Enables the Corporation to attract and retain qualified executives

Variable	Short-Term Cash Incentive

•  Rewards the achievement of annual financial performance goals and the execution of key strategic projects aligned with the Corporation’s future growth and profitability

•  CPP limitations: not permitted for our NEOs and other employees subject to CPP restrictions

Long-Term Equity Incentive

•  Focuses executives on long-term performance, aligns with stockholder interests through payment in the Corporation’s Common Stock

•  Promotes retention of critical executive talent

•  Promotes an ownership mindset

•  Rewards company performance, individual goal achievement and demonstration of the Corporation’s leadership competencies

•  CPP limitations: must be granted in CPP-permitted long-term restricted stock for our NEOs and other employees subject to CPP restrictions

Fixed	Benefits	• Provides welfare and retirement benefits offered on a substantially similar basis to all employees of the Corporation • No severance or change in control agreements are provided
	Perquisites	• Provides benefits for certain roles in consideration of market practice • Does not represent a significant portion of the Corporation’s total compensation program

ENSURING PRUDENT RISK TAKING

Appropriate risk management is a subject that is seriously considered by the Corporation in its day to day operations and decisions. Popular has shared with its leadership continuous communications concerning the regulatory requirements governing incentive compensation and guidelines on how to ensure that undue risk-taking behaviors are not promoted in incentive compensation designs. The Corporation seeks to design pay and incentive programs that do not encourage excessive or unnecessary risks.

Reviews of the Corporation’s incentive plans are conducted semi-annually as part of our participation in the CPP. The 2013 review of incentive plans focused on plan operation, the types of potential risk (credit, interest rate, market, liquidity, operational, compliance, strategic and reputational), and the manner in which the incentive design and internal controls mitigated those risks.

In the Compensation Committee meeting of December 2013, the CRO discussed the review undertaken by the Risk Management Group with the support of the Corporation’s Human Resources Division, under applicable CPP regulations. The review included the following:

•	Examined and validated the updated inventory of all variable pay plans in the Corporation, including a review of absolute levels and year-over-year changes in number of participants and incentive award payouts

•	Reviewed recent regulatory developments and their implications with regards to executive compensation

•	Performed a detailed evaluation of certain compensation arrangements in our Puerto Rico and United States operations, including sales and commissions, credit approval, branch network operations, and annual cash and equity incentives. The assessment validated the adequacy of plan documentation, the performance measures driving the incentive, and the manner in which the incentive design and internal controls mitigated possible excessive risk-taking behaviors.

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Compensation Discussion and Analysis

The evaluations showed that the incentive plans, in conjunction with risk management processes, did not contain any features that would encourage NEOs or other employees to take unnecessary or excessive risks. The compensation programs are designed to adequately balance risks and rewards through appropriate use of base pay, short-term incentives (cash) and long-term incentives (stock); thresholds and caps to limit payouts; mix of financial and non-financial components; link to company performance; and competitive pay practices. The Compensation Committee will continue to monitor the Corporation’s compensation programs to ensure that they discourage inappropriate risk-taking and comply with current and emerging regulations and best industry practices.

DESCRIPTION OF 2013 COMPENSATION DECISIONS

Base Salary—2013

As in 2012, the Compensation Committee exercised a conservative approach during 2013 regarding base pay increases since the Corporation continued to operate in a challenging economic environment and was still in the midst of major initiatives to improve financial results, including the quality of its loan portfolios. Despite the fact that our executives’ current compensation is below the market median, the Compensation Committee again decided not to grant general base pay increases to the Corporation’s NEOs. It did, however, approve the following specific adjustments during the year: (i) in March 2013, it increased Mr. Vázquez’s base pay by 6.2% to $650,000 in conjunction with his promotion to the role of CFO; and (ii) in June 2013, it increased Mr. Alvarez’s base pay by 7.3% to $615,000 in recognition of the heightened complexity and criticality of the Chief Legal Officer role and his strong individual performance.

Long-Term Restricted Stock—2013

The Compensation Committee traditionally has granted equity awards each year in consideration of the Corporation’s results and each NEO’s performance during the prior year. Although the typical long-term target awards of the Corporation’s NEOs (previously 75% of base pay for NEOs other than the CEO, and 200% of base pay for the CEO) have been reduced while under the CPP, the Compensation Committee continues to consider the performance and contribution of each NEO to the strategic objectives of the Corporation to determine awards. Equity incentive awards granted in 2013 considered the Corporation’s 2012 performance, as well as the NEOs’ strategic and personal objectives (which may include objectives such as critical product or technology infrastructure development, achievement of business reorganization, and managerial and operational process improvements).

CPP restricted stock requires a minimum service period of two years after the grant date and is subject to transferability restrictions thereafter, as long as CPP obligations remain outstanding (shares become transferable in 25% increments with each 25% of CPP funding repaid by the Corporation, or upon completion of repayment of the CPP funds).

In addition to the CPP requirements, the Compensation Committee has in place further performance criteria whereby the Corporation must achieve profitability for at least one fiscal year for awards to be transferable. Awards are also subject to a clawback (recoupment) provision if they are found to have been based on any materially inaccurate financial results or performance metric criteria.

As described above, long-term restricted stock granted to our NEOs in 2013 took into consideration the Compensation Committee’s review of 2012 corporate and individual performance. During 2012, the Corporation achieved operational profitability for the second consecutive year despite the slow economic recovery of our markets. The Corporation was able to maintain its leadership in Puerto Rico with a market share of 38% in deposits and 35% in loans, and continued positioning itself for long-term prosperity. Initiatives taken by management have resulted in our ability to maintain strong margins, produce stable top line revenue and continue to reduce credit costs.

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Compensation Discussion and Analysis

In 2012, the NEOs directed their concerted effort toward improving the Corporation’s net income, credit quality, efficiency, liquidity and capitalization, with the following results:

•	Popular reported $245 million in net income, marking a year of strong performance from its core businesses. Net interest income totaled $1.4 billion and net interest margin was 4.35%, which stood well above the Corporation’s peers.

•	Non-performing loans “NPLs” held for sale declined by $166 million (63%) over 2011, while NPLs held in portfolio excluding covered loans, declined by $313 million (18%) over 2011 as a result of effective loss mitigation and resolution strategies. Charge-offs declined to the lowest level in more than four years.

•	Popular’s credit risk and administration processes continued to improve resulting in enhanced credit quality.

•	The Corporation was able to partially offset the impact of weak loan demand by acquiring $828 million in consumer and mortgage loans in Puerto Rico and the United States.

•	Popular’s capital base and liquidity remained strong and above regulatory requirements. The Tier 1 risk-based capital ratio of 17.35% exceeded the regulatory well-capitalized threshold by $2.7 billion.

The above achievements positioned the Corporation solidly for future growth and the favorable results attained in 2013.

In February 2013, the Committee awarded each NEO shares of CPP-compliant restricted stock in consideration of the Corporation’s financial performance during 2012, as well as the achievement of financial results in his specific unit and individual goals. The grants were equivalent to 50% of prior-year earned base pay, within CPP restrictions. They included the additional profitability requirement previously described. In addition to base salary, equity grants represent the only other means for compensating the NEOs, whose total compensation opportunity has been significantly reduced under the CPP restrictions. The Compensation Committee believes that paying in equity is an effective way to align executives with stockholder interests.

The table below provides the awards granted to each NEO and a summary of their individual accomplishments.

NEO	Award Grant Value	Number of Shares	Considerations
Richard L. Carrión Chairman, President and CEO	$700,000	25,126

• Led the Corporation to deliver positive financial results by reaching a net income of $245 million while also exceeding the well-capitalized threshold by over $2 billion.

• Directed the strategies that accomplished the reduction of NPLs and non-performing assets to their lowest levels since 2009 and 2010, respectively. NPLs in portfolio declined by $313 million while non-performing assets declined by $384 million.

• Supervised the acquisition of $828 million of high-quality assets in Puerto Rico and the United States.

• Oversaw the efforts aimed at achieving greater efficiency and expense control through processes improvement, headcount control and consolidations. Continued to transform the customer experience and improve satisfaction through customer service initiatives.

Carlos J. Vázquez Executive Vice President and CFO; President, Banco Popular North America	$306,000	10,983

• As President of BPNA during 2012, led BPNA to achieve net income of $46 million, representing a 53% growth over 2011.

• Enhanced community banking strategy and profitability through growth in loan portfolios and low-cost deposits. Completed rebranding strategy to Popular Community Bank in all markets.

• Continued to improve BPNA’s credit quality results by notably reducing net charge offs and NPLs held in portfolio, which were 45% and 36% lower than 2011, respectively.

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Compensation Discussion and Analysis

NEO	Award Grant Value	Number of Shares	Considerations
Ignacio Alvarez Executive Vice President and Chief Legal Officer	$286,500	10,284

•  Contributed to the successful acquisition of assets, specifically consumer and mortgage loans.

•  Supported the strategies and transactions related to the selling and restructuring of NPLs.

•  Supervised the rollout of efficiency and process improvement initiatives in the commercial, mortgage and retail businesses.

•  Advised the CEO and the Board of Directors on corporate governance matters and other regulatory developments.

Eli S. Sepúlveda Executive Vice President Commercial Credit	$210,000	7,538

•  Played a critical role in the $306 million reduction of non-performing assets (32% decline from 2011) and the sale of $114 million in assets from the Bank’s construction-related legacy portfolio.

•  Directed efforts to improve credit administration, including credit review and risk rating accuracy, yielding a $61 million reduction in net charge offs (31% improvement as compared to 2011).

•  Oversaw initiatives to grow the commercial loans portfolio, including new money originations ($1.3 billion) and new government guaranteed loans ($56 million).

Eduardo J. Negrón Executive Vice President Administration	$192,500	6,910

•  Managed personnel expenses achieving an efficiency of 272 FTEs or 3.3%, compared to 2011.

•  As Chairman of the Benefits Committee, oversaw all benefit strategies and improved the defined benefit plan funding levels.

•  Guided the Compensation Committee to establish the compensation philosophy and practices while meeting regulatory requirements.

•  Revamped the employees’ leadership competencies as part of the talent management program redesign.

•  Led efforts to improve Popular’s image and reputation through enhanced customer service, advertising, communication strategies, and community support efforts.

Jorge A. Junquera Vice Chairman; former CFO	$312,500	11,217

•  Ensured that the Corporation attained strong cash and liquidity ratios, with capital exceeding the regulatory well-capitalized threshold by $2 billion.

•  Developed and executed key plans to strengthen the Corporation’s financial results, including the development of a capital plan.

•  Provided key financial support in the reduction of NPLs and in the completion of consumer and mortgage loan purchases.

Benefits and Perquisites

During 2013, perquisites such as non-work related security, the use of company-owned automobiles, periodic comprehensive medical examinations, spousal travel to company-related events, reimbursement for relocation expenses and personal tickets to events sponsored by the Corporation, were offered on a limited basis to NEOs. The Corporation does not provide club memberships for NEOs or other executives.

The Corporation owns an apartment in New York City, which is used by the CEO primarily for business purposes during his frequent visits to New York in support of the Corporation’s United States operations and other company-related affairs.

OVERVIEW OF SIGNIFICANT 2014 COMPENSATION DECISIONS

As previously indicated, the CD&A and proxy tables describe 2013 compensation, which includes base salary earned in 2013 and CPP-compliant equity awards granted in 2013 that consider 2012 performance. In this section, we provide supplemental disclosure related to 2014 compensation decisions to offer a broader and longer-term perspective of the Corporation’s total compensation philosophy and practices. The compensation decisions taken by the Compensation Committee in 2014 will be detailed further in next year’s Proxy Statement.

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Compensation Discussion and Analysis

Long-Term Restricted Stock – 2014

In 2013 the Corporation continued its three-year trend in operational profitability by achieving $599 million in net income and $256 million in adjusted net income while maintaining its leading market share position in Puerto Rico despite a very challenging economic environment. Initiatives taken by leadership resulted in solid margins and significant improvements in credit quality. The Corporation’s net interest margin of 4.52% represented a 17 basis point improvement over 2012 and compared very favorably relative to peers. In addition, NPLs declined significantly as a result of successful loan sales and aggressive loss mitigation efforts, resolution and restructuring. Capital levels remained strong; the Corporation’s Tier 1 common equity ratio of 14.8% exceeded minimum regulatory guidelines of 5% by 9.8%, representing more than $2.3 billion of excess capital as of December 31, 2013. The Compensation Committee believes that the commitment and performance of senior management has enabled the Corporation to be poised for continued growth and profitability.

Upon consideration of the Corporation’s strong 2013 results, as well as each NEO’s individual accomplishments, in February 2014 the Compensation Committee granted CPP-compliant equity awards to the Corporation’s NEOs for 2013 performance equivalent to 50% of each NEO’s prior-year base pay. The assessment and decision process was similar to that used in 2013 to determine the 2012 awards. A summary of the equity grants made in 2014 is shown below.

NEO	Award Grant Value	Number of Shares
Richard L. Carrión Chairman, President and CEO	$700,000	25,253
Carlos J. Vázquez Executive Vice President and CFO; President, Banco Popular North America	$318,262	11,481
Ignacio Alvarez Executive Vice President and Chief Legal Officer	$299,423	10,802
Eli S. Sepúlveda Executive Vice President Commercial Credit	$210,000	7,576
Eduardo J. Negrón Executive Vice President Administration	$192,500	6,944
Jorge A. Junquera Vice Chairman; former CFO	$302,885	10,927

OTHER REQUIREMENTS AND CONSIDERATIONS

Tax Deductibility of Executive Compensation

As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the U.S. Internal Revenue Code, as amended by Section 302 of the EESA, which provides that while the Corporation participates in the CPP, it may not deduct compensation of more than $500,000 that is paid to the CEO, CFO or the three other most highly compensated executive officers. It is the Compensation Committee’s intention to have applicable compensation payable to the NEOs be deductible for U.S. federal income tax purposes, unless there are valid compensatory reasons for paying non-deductible amounts in order to ensure competitive levels of total compensation.

In addition, for NEOs resident in Puerto Rico, compensation is deductible for income tax purposes if it is reasonable. It is the Compensation Committee’s intention to have compensation paid to the Corporation’s NEOs resident in Puerto Rico be deductible, unless there are valid compensatory reasons for paying non-deductible amounts in order to ensure competitive levels of total compensation.

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Compensation Discussion and Analysis

Stock Ownership/Retention Requirements

The Corporation’s stock ownership requirements applicable to the NEOs were redesigned and reintroduced as of 2011. Within a period of five years from October 1, 2011, NEOs are expected to reach and retain the lesser of: (i) the number of shares equivalent to six times base pay for the CEO, and three times base pay for the other NEOs, based on current share price; or (ii) a fixed number of shares equivalent to the aforementioned values set based on the stock price at the beginning of the compliance period (October 1, 2011). However, when an executive becomes a NEO, the five year requirement will commence as of the year of his designation. If any NEO does not meet the requirements after the five-year compliance period, his short-term incentive will be paid in the form of the Corporation’s Common Stock.

The Corporation has excluded pledged shares from compliance with these ownership requirements and, furthermore, has prohibited the pledging of its Common Stock in margin accounts.

Clawback Requirement

Any incentives awarded to NEOs were required to be made subject to a clawback (recoupment) in the event the award was based on materially inaccurate financial statements (including statements of earnings, revenues or gains) or any other materially inaccurate performance metric criteria.

SUMMARY COMPENSATION TABLE

The following table summarizes the compensation of our NEOs for the year ended December 31, 2013.

Name and Principal Position	Year	Salary ($)(a)	Bonus ($)(b)	Stock Awards ($)(c )	Non-Equity Incentive Plan Compensation ($)(d)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(e)	All Other Compensation ($)(f)	Total ($)
Richard L. Carrión	2013	$1,400,000	—	$700,000	—	—	$366,290	$2,466,290
Chairman, President and CEO	2012	1,400,000	—	658,150	—	$334,537	292,785	2,685,472
	2011	1,316,282	—	419,130	—	527,334	289,565	2,552,311
Carlos J. Vázquez*	2013	636,523	—	306,000	—	—	76,131	1,018,654
Executive Vice President and CFO;	2012	612,000	—	305,100	—	136,430	108,575	1,162,105
President, Banco Popular North America	2011	610,154	—	258,962	—	165,796	104,589	1,139,501
Ignacio Alvarez	2013	598,846	—	286,500	—	—	9,100	894,446
Executive Vice President and	2012	573,000	—	284,750	—	—	10,360	868,110
Chief Legal Officer	2011	569,462	—	142,789	—	—	7,762	720,013
Eli S. Sepúlveda	2013	420,000	—	210,000	—	—	10,579	640,579
Executive Vice President	2012	420,000	—	191,600	—	74,382	24,434	710,416
Commercial Credit	2011	383,204	18,875	161,349	125,000	88,672	23,925	801,025
Eduardo J. Negrón	2013	385,000	—	192,500	—	—	11,625	589,125
Executive Vice President
Administration
Jorge A. Junquera*	2013	605,769	—	312,500	—	—	30,458	948,727
Vice Chairman;	2012	625,000	—	309,750	—	224,330	34,799	1,193,879
former CFO	2011	619,543	—	289,686	—	382,330	25,093	1,316,652

 * Mr.  Junquera served as Chief Financial Officer until March 15, 2013 and Mr. Vázquez was appointed Chief Financial Officer effective March 15, 2013.

(a)  Includes salaries before deductions.

(b)  Includes the Corporation’s customary Christmas bonus provided to its Puerto Rico-based employees, equal to 4.1% of base pay, subject to CPP limitations. The amount paid to Mr. Sepúlveda in 2011 relates to the period in which he was not covered by CPP compensation restrictions.

(c)  Restricted Stock compliant with CPP restrictions was granted on February 22, 2013. The value in the column above represents the grant date fair value determined in accordance with FASB ASC Topic 718 based on the closing price of the Corporation’s Common Stock on the date of grant ($27.86). The shares will vest (i.e., no longer be subject to forfeiture) on

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Compensation Discussion and Analysis

the second anniversary of the grant date, and they become payable in 25% increments as the Corporation repays each 25% portion of the aggregate financial assistance received under the CPP, or upon full repayment of the CPP funds. The grants are also subject to an additional performance hurdle: the Corporation must achieve profitability for at least one fiscal year for awards to be payable.

(d)  In 2013, based on CPP restrictions, the compensation program for all NEOs was limited to base salary and CPP-compliant restricted stock. The amount paid to Mr. Sepúlveda in 2011 relates to the period in which he was not covered by CPP compensation restrictions.

(e)  Present values for changes in pension value were determined using year-end Accounting Standards Codification Topic 715, Compensation—Retirement Benefits (“ASC 715”) assumptions with the following exception: payments are assumed to begin at the earliest possible retirement date at which benefits are unreduced. These vary for NEOs depending on their initial employment date. For all NEOs, with the exception of Mr. Alvarez who is not a participant of the Retirement Plan, the age to receive retirement benefits with no reductions is 55 provided the participant has completed 10 years of service. Also, each NEO is assumed to continue employment until this earliest unreduced retirement date. Employees do not earn additional benefit accruals from the Retirement and Restoration Plans, which were frozen effective April 30, 2009. Pursuant to proxy rules, the present value of accrued benefits is not reflected in the Summary Compensation Table since it decreased during 2013, mainly due to the increase in the discount rate used for measuring plan liabilities. These decreases were as follows:

•	Richard L. Carrión = ($778,343)

•	Carlos J. Vázquez = ($102,654)

•	Eli S. Sepúlveda = ($52,389)

•	Eduardo J. Negrón = ($21,192)

•	Jorge A. Junquera = ($621,126)

(f)  All Other Compensation includes the change in value of retiree medical insurance coverage and the value of all perquisites if their aggregate value exceeds $10,000. The following table identifies the perquisites received by those NEOs with an aggregate value exceeding $10,000:

Types of Perquisites Received	Richard L. Carrión	Carlos J. Vázquez	Ignacio Alvarez	Eli S. Sepúlveda	Eduardo J. Negrón	Jorge A. Junquera
Non Work-related Security (i)	X
Company-Owned Vehicle (ii)	X	X	X	X	X	X
Other (iii)	X	X	X	X	X	X

(i)  The incremental cost to the Corporation for Mr. Carrión’s personal security was $226,933.

(ii)  The incremental cost to the Corporation for the use of company-owned vehicles by Mr. Carrión was $76,440.

(iii)  Includes benefits provided to certain NEO’s, the value of which does not exceed the greater of $25,000 or 10% of the total amount of benefits received by each NEO (except as otherwise described below), such as (1) an annual physical examination; (2) spousal travel to Corporation-related events; (3) relocation expenses; and (4) personal tickets to events sponsored by the Corporation. The cost to the Corporation of the travel expenses of Mr. Carrión’s spouse when accompanying Mr. Carrión to Corporation-related events was $60,933. The cost to the Corporation of Mr. Vázquez’ relocation to Puerto Rico following his appointment as CFO in 2013 was $40,913.

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Compensation Discussion and Analysis

GRANTS OF PLAN-BASED AWARDS

The following table details all equity and non-equity plan-based awards granted to each of the NEOs during fiscal year 2013.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (a)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Options Awards ($/SH)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Richard L. Carrión
Restricted Stock ($)	22-Feb-13						$700,000
Carlos J. Vázquez
Restricted Stock ($)	22-Feb-13						$306,000
Ignacio Alvarez
Restricted Stock ($)	22-Feb-13						$286,500
Eli S. Sepúlveda
Restricted Stock ($)	22-Feb-13						$210,000
Eduardo J. Negrón
Restricted Stock ($)	22-Feb-13						$192,500
Jorge A. Junquera
Restricted Stock ($)	22-Feb-13						$312,500

(a)  As previously mentioned, the NEOs were only eligible for restricted stock awards as prescribed by the CPP rules. Restricted stock compliant with CPP restrictions was granted on February 22, 2013, with the fair market value determined in accordance with FASB ASC Topic 718 based on the closing price of the Corporation’s Common Stock on said date ($27.86). The shares will vest (i.e., no longer be subject to forfeiture) on the second anniversary of the grant date, and they become payable in 25% increments as the Corporation repays each 25% portion of the aggregate financial assistance received under the CPP, or upon the complete repayment of the CPP funds. The grants are also subject to a performance criterion: the Corporation must achieve profitability for at least one fiscal year for awards to be payable.

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Compensation Discussion and Analysis

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table sets forth certain information with respect to the value of all unexercised options and restricted stock previously awarded to the NEOs (based on the Corporation’s Common Stock price of $28.73 as of December 31, 2013).

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (b)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Richard L. Carrión (a)	—	—	—	—	—	77,302	$2,220,886	—	—
Carlos J. Vázquez						29,745	$854,574	—	—
	5,798	—	—	$240.50	1/16/2014
	6,718	—	—	$272.00	2/16/2015
Ignacio Alvarez	—	—	—			27,233	$782,404	—	—
Eli S. Sepúlveda						19,013	$546,243	—	—
	779	—	—	$240.50	1/16/2014
	1,175	—	—	$272.00	2/16/2015
Eduardo J. Negrón						18,226	$523,633	—	—
	1,133	—	—	$240.50	1/16/2014	—	—	—	—
	1,176	—	—	$272.00	2/16/2015	—	—	—	—
Jorge A. Junquera						32,749	$940,879	—	—
	6,804	—	—	$240.50	1/16/2014

(a)  Mr. Carrión has not received stock option awards.

(b)  Vesting dates of shares or units of stock that have not vested:

	2005 Award	2006 Award	2012 Award*	2013 Award*
Richard L. Carrión 77,302 shares	6,069 shares Termination of employment on or after age 55 and completing 10 years of service	6,931 shares Termination of employment on or after age 55 and completing 10 years of service	39,176 shares 2/17/2014	25,126 shares 2/22/2015
Carlos J. Vázquez 29,745 shares	_	601 shares Termination of employment on or after age 55 and completing 10 years of service	18,161 shares 2/17/2014	10,983 shares 2/22/2015
Ignacio Alvarez 27,233 shares			16,949 shares 2/17/2014	10,284 shares 2/22/2015
Eli S. Sepúlveda 19,013 shares	_	70 shares Termination of employment on or after age 55 and completing 10 years of service	11,405 shares 2/17/2014	7,538 shares 2/22/2015
Eduardo J. Negrón 18,226 shares	_	69 shares Termination of employment on or after age 55 and completing 10 years of service	11,247 shares 2/17/2014	6,910 shares 2/22/2015
Jorge A. Junquera 32,749 shares	2,035 shares Termination of employment on or after age 55 and completing 10 years of service	1,059 shares Termination of employment on or after age 55 and completing 10 years of service	18,438 shares 2/17/2014	11,217 shares 2/22/2015

*  The shares will vest (i.e., no longer be subject to forfeiture) on the second anniversary of the grant date, and they become payable in 25% increments as the Corporation repays each 25% portion of the aggregate financial assistance received under the CPP, or 100% upon full repayment of the CPP funds. The grants are also subject to a performance hurdle: the Corporation must achieve profitability for at least one fiscal year for awards to be payable.

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Compensation Discussion and Analysis

OPTION EXERCISES AND STOCK VESTED TABLE FOR 2013

The following table includes certain information with respect to the vesting of stock awards during 2013. No stock options were exercised by any of the Corporation’s NEOs during 2013.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#) (a)	Value Realized on Vesting ($) (b)
Richard L. Carrión	12,437	$359,678
Carlos J. Vázquez	7,684	$222,221
Ignacio Alvarez	4,237	$122,534
Eli S. Sepúlveda	4,788	$138,469
Eduardo J. Negrón	4,936	$142,749
Jorge A. Junquera	8,596	$248,596

(a)  The number of vested shares will be transferred in 25% increments in accordance with TARP repayments after achieving one year of profit.

(b)  Stock price used for vesting calculation was $28.92 (the Common Stock price on February 18, 2013, vesting date).

POST-TERMINATION COMPENSATION

The Corporation offers comprehensive retirement benefits to all eligible employees, including NEOs. These retirement benefits are summarized below.

Puerto Rico

Retirement Plan

In December 2011, the Bank implemented a voluntary retirement window in its non-contributory, defined benefit retirement plan (“Retirement Plan”). As a result of this initiative, 369 eligible employees exited the organization on February 1, 2012. The Corporation’s NEOs were not eligible to participate in the window.

The Retirement Plan was frozen in 2009 with regard to all future benefit accruals after April 30, 2009. The Corporation took this action to generate significant cost savings in light of the severe economic downturn and decline in the Corporation’s financial performance. The Retirement Plan had previously been closed to new hires and was frozen as of December 31, 2005 to employees who were under 30 years of age or were credited with fewer than 10 years of benefit service (approximately 60% of plan participants at the time). The actions mentioned above also applied to the related retirement benefit restoration plans described below.

The Retirement Plan’s benefit formula is based on a percentage of average final compensation and years of service. Normal retirement age under the Retirement Plan is age 65 with five years of service and, in general, benefits are paid for life in the form of a single life annuity plus supplemental death benefits, and are not reduced for Social Security or other payments received by the participants. Pension costs are funded in accordance with minimum funding standards under the Employee Retirement Income Security Act of 1974 (“ERISA”). The Retirement Plan is qualified in accordance with the U.S. Internal Revenue Code, which establishes limits on compensation and benefits. The Retirement Plan is also qualified under the laws of Puerto Rico.

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Compensation Discussion and Analysis

The Corporation has adopted two Benefit Restoration Plans (“Restoration Plans”), which are not qualified in accordance with the U.S. Internal Revenue Code and are designed to restore benefits that would otherwise have been received by an eligible employee under the Retirement Plan but for the limitations imposed by the U.S. Internal Revenue Code. The Restoration Plans do not offer credit for years of service not actually worked, preferential benefit formulas or accelerated vesting of pension benefits, beyond the provisions of the Retirement Plan. The restoration benefits of employees who are residents of Puerto Rico are funded through an ERISA pension trust that is qualified under the laws of Puerto Rico.

In addition, the Bank contributes to an irrevocable trust to maintain a source of funds for payment of benefit restoration liabilities to all non-Puerto Rico resident participants.

Pension Benefits

The following table sets forth certain information with respect to the value of retirement payments accrued as of December 31, 2013 under the Corporation’s retirement plans for the NEOs eligible to participate under such plans.

Name	Plan Name	Number of Years of Credited Service	Present Value of Accumulated Benefit ($)(a)	Payments During Last Fiscal year ($)
Richard L. Carrión	Retirement Pension Plan	32.917	$1,232,389	—
	Benefit Restoration Plan		5,369,997	—
Carlos J. Vázquez	Retirement Pension Plan	8.750	304,622	—
	Benefit Restoration Plan		805,776	—
Eli S. Sepúlveda	Retirement Pension Plan	17.583	504,588	—
	Benefit Restoration Plan			—
Eduardo J. Negrón	Retirement Pension Plan	5.167	134,488	—
	Benefit Restoration Plan		37,734	—
Jorge A. Junquera	Retirement Pension Plan	37.833	1,129,406	—
	Benefit Restoration Plan		4,463,438	—

*  Mr. Alvarez is not a participant of the Retirement Plan or Restoration Plan.

(a)  Present values of pension benefits were determined using year-end ASC 715 assumptions with the following exception: payments are assumed to begin at the earliest possible retirement date at which benefits are unreduced. These vary for NEOs, depending on their initial employment situation. Each NEO is assumed to continue employment until such retirement date. The Retirement Pension Plan and the related Restoration Plan were frozen for all additional benefit accruals effective April 30, 2009 for eligible participants.

Participants under the BPPR Retirement Plan become eligible for early retirement upon the earliest of (a) attainment of age 50 with sum of age and years of service equal or greater than 75 or (b) attainment of age 55 with 10 or more years of service. The normal retirement is upon reaching age 65 and completion of 5 years of service.

The normal retirement benefit is equal to the sum of (a) 1.10% of the average final compensation multiplied by the years of credit up to a maximum of 10 years, plus (b) 1.45% for each additional year of credit up to a maximum of 20 additional years. On April 30, 2009, the accrual of the benefits under the plan was frozen for all participants.

Puerto Rico Savings and Investment Plan

The Popular, Inc. Puerto Rico Savings and Investment Plan allows Puerto Rico-based employees of the Corporation and its subsidiaries who have completed 30 days of service to defer a portion of their total annual cash compensation on a pre-tax or after-tax basis, subject to the maximum amount permitted by applicable tax laws. Prior to April 2009, the Corporation matched 100% of employee pre-tax contributions up to three percent of the participant’s cash compensation in each payroll, plus 50% of the next two percent contributed. The

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Compensation Discussion and Analysis

Corporation suspended its matching contributions to the Puerto Rico Savings and Investment Plan as part of the actions taken in 2009 to control costs during the economic crisis. Effective April 2013, the Corporation reinstated the company match at 50% of employee pre-tax contributions up to four percent of the participant’s cash compensation in each payroll.

Puerto Rico Nonqualified Deferred Compensation Plan

The Popular, Inc. Puerto Rico Nonqualified Deferred Compensation Plan allows certain management or highly compensated Puerto Rico-based employees of the Corporation and its subsidiaries to defer receipt of a portion of their annual cash compensation in excess of the amounts allowed to be deferred under the Popular, Inc. Puerto Rico Savings and Investment Plan. The Plan is an unfunded plan of deferred compensation for a select group of management or highly compensated employees intended to be exempt from the provisions of Parts 2, 3 and 4 Title I, Subtitle B of ERISA. The Plan is not intended to be a tax qualified retirement plan under Section 1081 of the Puerto Rico Internal Revenue Code.

Benefits are normally distributed upon termination of employment, death or disability. Withdrawals during participant’s service are allowed due to financial hardship and post-secondary education. A participant shall be considered fully vested at all times. During 2013, Messrs. Vázquez, Alvarez and Sepúlveda participated in this plan.

The following table shows nonqualified deferred compensation activity and balances attributable to the Corporation’s NEOs:

Name	Executive Contribution in Last FY	Registrant Contribution in Last FY	Aggregate Earnings in Last FY	Aggregate Withdrawals / Distributions	Aggregate Balance at Last FYE
Carlos J. Vázquez	$4,751	—	$3,841	—	$31,424
Ignacio Alvarez	$38,435	—	$10,802	$80,091	$64,806
Eli S. Sepúlveda	$—	—	$14,128	—	$88,995

United States

USA Savings and Investment Plan

The Popular, Inc. 401(k) USA Savings and Investment Plan allows all regular U.S.-based employees of the Corporation’s subsidiaries who have completed 30 days of service to defer a portion of their total annual cash compensation on a pre-tax basis, subject to the maximum amount permitted by applicable tax laws. Prior to April 2009, the Corporation matched 100% of employee pre-tax contributions up to an employee contribution level of four percent of his cash compensation in each payroll. The Corporation suspended its matching contributions to the Popular, Inc. 401(k) USA Savings and Investment Plan as part of the actions taken in 2009 to control costs during the economic crisis. Effective April 2013, the Corporation reinstated the company match at 50% of employee pre-tax contributions up to four percent of the participant’s cash compensation in each payroll.

Popular North America, Inc. Deferral Plan

The Popular North America, Inc. (“PNA”) Deferral Plan is an unfunded plan of deferred compensation for a select group of management or highly compensated employees of PNA or its subsidiaries. Under this Plan, participants may elect to defer a portion of their annual cash compensation. The Plan is intended to be exempt from the provisions of Parts 2, 3 and 4 Title I, Subtitle B of ERISA and to comply with the requirements of Section 409A of the United States Internal Revenue Code relating to non-qualified deferred compensation. Benefits are normally payable upon termination of employment, death or disability. In-service distributions are permitted in accordance with Section 409A.

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Compensation Discussion and Analysis

Employment and Change-in-Control Agreements

The Corporation does not have employment agreements or change of control agreements with its NEOs. Nevertheless, the Corporation’s 2004 Omnibus Incentive Plan, as amended (the “Omnibus Plan”), contains provisions governing change of control with respect to outstanding equity awards. The Omnibus Plan was amended pursuant to shareholder approval at the Corporation’s 2013 Annual Meeting of Stockholders to increase the maximum total number of shares of common stock that the Corporation may issue under the Omnibus Plan and revise certain provisions pertaining to change of control, among others.

Awards granted prior to April 30, 2013

For awards granted under the Omnibus Plan before April 30, 2013, in the event of a change of control of the Corporation, all such outstanding options and stock appreciation rights become fully exercisable, and restrictions on outstanding restricted stock and restricted units lapse. In addition, outstanding long-term performance unit awards and performance share awards are to be paid in full at target within 30 days of the change of control. Participants may opt to receive such payments in cash. The Compensation Committee may, in its discretion, provide for cancellation of each option, stock appreciation right, restricted stock and restricted stock unit in exchange for a cash payment per share based upon the change of control price, which is the highest share price offered in conjunction with any transaction resulting in a change of control (or, if there is no such price, the highest trading price during the 30 days preceding the change of control event). However, no acceleration of vesting or exercisability, cancellation, cash payment or other settlement occurs with respect to any option, stock appreciation rights, restricted stock, restricted unit, long-term performance unit award or performance share award if the Compensation Committee reasonably determines in good faith prior to the change of control that such awards will be honored or assumed or equitable replacement awards will be made by a successor employer immediately following the change of control and that such awards will vest and payments will be made if a participant is involuntarily terminated without cause.

For awards granted prior to April 30, 2013, a “Change of control” occurs in general if: (i) any “person” (within the meaning of Section 3(a)(9) of the 1934 Act and excluding the Corporation, its subsidiaries or any employee benefit plan sponsored or maintained by the Corporation or its subsidiaries) acquires direct or indirect ownership of 50% or more of the combined voting power of the then outstanding securities of the Corporation as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise; or (ii) the stockholders of the Corporation approve (a) any consolidation or merger of the Corporation in which the Corporation is not the surviving corporation (other than a merger of the Corporation in which the holders of Common Stock immediately prior to the merger have the same or substantially the same proportionate ownership of the surviving corporation immediately after the merger), or (b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Corporation to an entity which is not a wholly-owned subsidiary of the Corporation.

Awards granted on or after April 30, 2013

For awards granted under the Omnibus Plan on or after April 30, 2013, the Omnibus Plan was amended to provide for “double- trigger” vesting in the event of a change of control (unless otherwise determined by the Compensation Committee or as otherwise set forth in an employment agreement or an award agreement). Accordingly, if a participant’s employment is terminated by the Corporation or any successor entity without Cause (as defined in the Omnibus Plan), or if the participant terminates employment for Good Reason (as defined in the Omnibus Plan), in each case upon or within two years after a change of control, each such award granted to such participant prior to the change of control will become fully vested (including the lapsing of all restrictions and conditions) and, as applicable, exercisable as of the date of such termination of employment. Any shares of Common Stock deliverable pursuant to restricted units will be delivered promptly (but no later than 15 days) following such participant’s termination of employment. Any outstanding performance shares as of the change of control date will be deemed earned at the greater of the target level or actual performance

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Compensation Discussion and Analysis

level through the change of control date (or if no target level is specified, the maximum level) with respect to all open performance periods. Performance shares will be subject to time-based vesting through the end of the original performance cycle for each such award, subject to accelerated vesting and the other applicable terms of such award.

In addition, for awards granted on or after April 30, 2013, the definition of the term “Change of Control” in the Omnibus Plan was amended to refer to the consummation (rather than the approval by the shareholders of the Corporation) of the transactions described therein.

Notwithstanding the foregoing, while the Corporation is a CPP participant, it is subject to certain limitations on the payments and benefits (including accelerated vesting) that may be accorded to NEOs in the event of a change of control.

Payments Made upon Termination of Employment

Regardless of the circumstances pursuant to which NEOs terminate their employment with the Corporation, they are entitled to receive certain amounts earned during their employment in each case, subject to any applicable CPP restrictions. Such amounts include:

•	Amounts contributed to the Corporation’s Savings and Investment Plan, including the vested portion of the employer-sourced funds.

•	Benefits accumulated under the Retirement Plan, including retiree medical and the Retirement Restoration Plan.

•	Awards under the Senior Executive Long-Term Incentive Plan granted in years 1997-1999 in the form of deferred stock.

•	Any balances in the non-qualified deferred compensation plans.

The following additional payments may be made if the termination is due to retirement:

•	Non-equity compensation awards earned for the time worked.

•	All restricted stock and stock options become fully vested at the time of retirement, with the exception of restricted stock issued pursuant to CPP limitations, which do not permit the accelerated vesting of such shares upon retirement. Retirement is defined as termination of employment on or after attaining age 55 and completing 10 years of service except when termination is for cause.

If termination is due to resignation:

•	Vested stock options under the 2001 Stock Option Plan can be exercised for a period of six months after termination of employment. However, stock options and restricted stock granted under the 2004 Omnibus Incentive Plan are forfeited upon termination of employment.

If termination is without cause:

•	Vested stock options under the 2001 Stock Option Plan can be exercised for a period of six months after termination of employment. Stock options granted under the 2004 Omnibus Incentive Plan may be exercised at any time prior to the expiration of the term of the option or the 90th day following termination of employment, whichever period is shorter.

•	Restricted stock vesting will be pro-rated for the period of active service in the applicable vesting period.

Notwithstanding the above, while the Corporation is a participant in the CPP, the NEOs are subject to the standards for compensation established under the Interim Final Rule promulgated pursuant to the EESA, as amended by ARRA, which generally prohibits certain payments and benefits, such as accelerated vesting on termination of employment without cause, retirement or due to a change in control.

54    Popular, Inc. 2014 Proxy Statement

Compensation Discussion and Analysis

The following table details the compensation that each NEO would have been entitled to receive upon termination of employment, assuming termination of employment as of December 31, 2013.

Post-Termination Compensation Table

The following table details certain potential payments that each NEO would receive upon termination of employment on December 31, 2013. The table does not include the pension benefit or nonqualified deferred compensation, which are set forth in the Pension Benefits and Nonqualified Deferred Compensation tables above. No incremental pension benefit or non-qualified deferred compensation is accrued or earned as a result of termination of employment.

		Restricted Stock ($)(b)
	Non-Equity Cash Incentive ($)(a)	Retirement	- Death - Disability - Change in Control	Resignation	Termination With Cause	Termination Without Cause	Long Term Incentive ($)(c)
Name	Any termination						Any termination
Richard L. Carrión	—	373,490	2,220,886	373,490	—	373,490	152,122
Carlos J. Vázquez	—	17,267	854,574	17,267	—	17,267	—
Ignacio Alvarez	—	—	782,404	—	—	—	—
Eli S. Sepúlveda	—	2,011	546,243	—	—	1,360	—
Eduardo J. Negrón	—	1,982	523,633	—	—	1,160	—
Jorge A. Junquera	—	88,891	940,879	88,891	—	88,891	95,359

(a)  Non-equity cash awards were not earned by NEOs for 2013 performance pursuant to CPP restrictions.

(b)  Values of restricted stock are based on $28.73, the Corporation’s Common Stock closing price as of December 31, 2013. Termination provisions based on type of termination prior to vesting:

	Regular* Restricted Stock	CPP Compliant** Restricted Stock
Retirement	Become Vested	Forfeiture
Death	Become Vested	Become Vested
Disability	Become Vested	Become Vested
Change in Control	Become Vested	Become Vested
Resignation	Forfeiture	Forfeiture
Termination With Cause	Forfeiture	Forfeiture
Termination Without Cause	Prorated Vesting	Forfeiture

*  The treatment above for regular restricted stock applies to the extent the awards are grandfathered and, therefore, not subject to the CPP restrictions.

**  Under CPP rules, vested CPP-compliant restricted stock becomes transferable in 25% increments with each 25% of CPP funding that is repaid by the Corporation. In addition, the Corporation must achieve profitability for at least one year for awards to be transferable.

(c)  The Senior Executive Long-Term Incentive Plan was a performance-based plan with a three-year performance period. Awards were made under the plan in 1997, 1998 and 1999 based on the Corporation’s performance during the respective preceding three-year performance periods. The plan had financial targets such as return on equity and stock appreciation. The plan gave NEOs the choice of receiving the incentive in cash or Common Stock. If they chose Common Stock, the compensation was deferred in the form of Common Stock until termination of employment. These are dollar values using the number of shares awarded at the time and the dividends (in shares) received multiplied by the closing price of Common Stock on December 31, 2013 ($28.73).

Popular, Inc. 2014 Proxy Statement    55

Compensation Discussion and Analysis

Under Puerto Rico law, if any employee (including NEOs) is terminated from his employment without “just cause”, as said term is defined by Puerto Rico Law No. 80 of May 30, 1976, he would be entitled to a statutory severance payment, which is calculated as follows: (i) employees with less than five years of employment - two months of salary plus an additional one week of salary per year of service; (ii) employees with five through fifteen years of employment - three months of salary plus two weeks of salary per year of service; (iii) employees with more than fifteen years of employment - six months of salary plus three weeks of salary per year of service.

PROPOSALS OF STOCKHOLDERS TO BE PRESENTED AT THE

2015 ANNUAL MEETING OF STOCKHOLDERS

Stockholder requests to have a proposal included in the Corporation’s Proxy Statement should be directed to the attention of the Corporation’s Chief Legal Officer at the address of the Corporation set forth in the Notice of Annual Meeting included in this Proxy Statement. The deadline for submission of a proposal for inclusion in the Corporation’s proxy statement for the 2015 annual meeting of stockholders is November 24, 2014. Subject to the immediately preceding sentence, under the Corporation’s Amended and Restated By-Laws, if a stockholder wishes to submit a matter for consideration at the 2015 annual meeting of stockholders (including any stockholder proposal or director nomination), but which will not be included in the proxy statement for such meeting, a stockholder must submit such matter in writing to the Corporate Secretary at the Corporation’s principal executive offices, 209 Muñoz Rivera Ave., San Juan, Puerto Rico, 00918, not more than 180 days nor less than 90 days in advance of the anniversary date of the preceding year’s annual meeting. In the case of a special meeting or in the event that the date of the 2015 annual meeting of stockholders is more than 30 days before or after such anniversary date, notice by a stockholder must be delivered not earlier than the 15th day following the day on which notice is mailed, or a public announcement is first made by the Corporation of the date of such meeting, whichever occurs first. Stockholders may obtain a copy of the Corporation’s Amended and Restated By-laws by writing to the Corporate Secretary at the address set forth above.

The above Notice of Meeting and Proxy Statement are sent by order of the Board of Directors of Popular, Inc.

In San Juan, Puerto Rico, March 24, 2014.

Chairman of the Board, President and Chief Executive Officer	Secretary

YOU MAY REQUEST A COPY, FREE OF CHARGE, OF THE CORPORATION’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2013, AS FILED WITH THE SEC (WITHOUT EXHIBITS), THROUGH OUR WEBSITE, WWW.POPULAR.COM, OR BY CALLING (787) 765-9800 OR WRITING TO COMPTROLLER, POPULAR, INC., P.O. BOX 362708, SAN JUAN, PR 00936-2708.

56    Popular, Inc. 2014 Proxy Statement

C/O PROXY SERVICES P.O. BOX 9142 FARMINGDALE, NY 11735-9544	IF YOU WISH TO VOTE BY TELEPHONE, INTERNET OR MAIL, PLEASE READ THE INSTRUCTIONS BELOW.

Popular, Inc. encourages you to take advantage of the convenient ways to vote for matters to be covered at the 2014 Annual Meeting of Stockholders. Please take the opportunity to use one of the three voting methods outlined below to cast your ballot.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and follow the simple instructions the Vote Voice provides you.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL

Please mark, sign, date and return this proxy card promptly using the enclosed postage prepaid envelope. No postage is required if mailed in the United States, Puerto Rico or the U.S. Virgin Islands.

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M68779-P49052-Z62560 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

2014 Annual Meeting Proxy Card
The Board of Directors recommends a vote FOR proposals 1-3
(1)	To elect three directors assigned to “Class 3” of the Board of Directors of the Corporation for a three-year term	For	Against	Abstain			For	Against	Abstain
	1a. María Luisa Ferré 1b. C. Kim Goodwin 1c. William J. Teuber Jr. To elect one director assigned to “Class 2” of the Board of Directors of the Corporation for a two-year term 1d. John W. Diercksen	☐ ☐ ☐ ☐	☐ ☐ ☐ ☐	☐ ☐ ☐ ☐	(2)	To approve an advisory vote of the Corporation’s executive compensation program;	☐	☐	☐
					(3)	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Corporation for 2014; and	☐	☐	☐

Such other business as may properly come before the meeting or any adjournment thereof.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL ITEMS IDENTIFIED ABOVE.

PLEASE SIGN AS YOUR NAME(S) APPEAR(S) ON THIS FORM. IF SHARES ARE HELD JOINTLY, ALL OWNERS SHOULD SIGN. CORPORATION PROXIES SHOULD BE SIGNED BY AN AUTHORIZED OFFICER. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC. SHOULD SO INDICATE WHEN SIGNING.

	Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)			Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The 2014 Notice and Proxy Statement and the Annual Report on Form 10-K are available at www.proxyvote.com.

M68780-P49052-Z62560

This proxy is solicited by the Board of Directors

The undersigned hereby appoint(s) Richard L. Carrión, Carlos J. Vázquez and Ignacio Alvarez or any one or more of them as proxies, each with the power to appoint his substitute, and authorize(s) them to represent and to vote as designated on the reverse side all the shares of common stock of Popular, Inc. held of record by the undersigned on March 14, 2014, at the Annual Meeting of Stockholders to be held on the third floor of the Centro Europa Building, 1492 Ponce de León Avenue, San Juan, Puerto Rico, on May 13, 2014, at 9:00 a.m., local time, or at any adjournments thereof. The proxies are further authorized to vote such shares upon any other business that may properly come before the meeting or any adjournments thereof.